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                                                                     Exhibit 4.3

                      PROFIT-SHARING RETIREMENT PLAN AND

                               TRUST AGREEMENT

                  FOR EMPLOYEES OF SUTRO & CO. INCORPORATED


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                             TABLE OF CONTENTS


                                                                       Page(s)

ARTICLE I.     INTRODUCTION.............................................  2

      1.01     Creation of Trust........................................  2
      1.02     Interpretation of Trust Agreement........................  2

ARTICLE II.    DEFINITIONS..............................................  3

      2.01     "Affiliate Company"......................................  3
      2.02     "Agreement"..............................................  3
      2.03     "Anniversary Date".......................................  3
      2.04     "Beneficiary"............................................  3
      2.05     "Board of Directors".....................................  4
      2.06     "Break in Service".......................................  4
      2.07     "Committee"..............................................  4
      2.08     "Company"................................................  4
      2.09     "Company Contributions"..................................  4
      2.10     "Compensation"...........................................  4
      2.11     "Eligible Retirement Plan"...............................  4
      2.12     "Eligible Rollover Distribution".........................  6
      2.13     "Employee"...............................................  7
      2.14     "Excess Aggregate Contributions".........................  8
      2.15     "Excess Contributions"...................................  8
      2.16     "Family Member"..........................................  8
      2.17     "Highly Compensated Employee"............................  8
      2.18     "Hours of Service".......................................  9
      2.19     "Investment Media"....................................... 11
      2.20     "Leased Employees"....................................... 12
      2.21     "Matching Contributions"................................. 13
      2.22     "Net Profits"............................................ 14
      2.23     "Non-Highly Compensated Participant"..................... 14
      2.24     "Normal Retirement Age".................................. 15
      2.25     "Participant"............................................ 15
      2.26     "Plan"................................................... 15
      2.27     "Plan Year" and "Limitation Year"........................ 15
      2.28     "Qualified Matching Contributions"....................... 15
      2.29     "Qualified Nonelective Contributions".................... 15
      2.30     "Salary Reduction Agreement"............................. 15
      2.31     "Self-Directed Account".................................. 16
      2.32     "Tax Deferred Contributions"............................. 16
      2.33     "Trust".................................................. 16
      2.34     "Trustees"............................................... 16
      2.35     "Valuation Date"......................................... 16
      2.36     "Voluntary Contributions"................................ 16
      2.37     "Year of Service"........................................ 16


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                                                                         Page(s)

ARTICLE III.   PARTICIPATION............................................ 17

      3.01     Eligibility for Participation............................ 17
      3.02     Determination of Eligibility by Committee................ 19
      3.03     Duration of Eligibility.................................. 19
      3.04     Salary Reduction Agreement............................... 19

ARTICLE IV.    CONTRIBUTIONS UNDER THE PLAN............................. 20

      4.01     Tax Deferred Contributions............................... 21
      4.02     Matching Contributions................................... 21
      4.03     Qualified Nonelective Contributions
               and Qualified Matching Contributions..................... 23
      4.04     Company Contributions.................................... 24
      4.05     Payment of Contributions................................. 24
      4.06     Reversion of Certain Contributions Made by the Company... 25
      4.07     Voluntary Contributions.................................. 26
      4.08     Rollover Contributions................................... 26
      4.09     Conditions of Rollover................................... 27
      4.10     Transfers from Other Plans............................... 28

ARTICLE V.     PARTICIPANTS' ACCOUNTS; ALLOCATION OF
               ASSETS AND CONTRIBUTIONS; PARTICIPANTS'
               INVESTMENT ELECTIONS..................................... 28

      5.01     Participants' Accounts................................... 28
      5.02     Allocation of Tax Deferred Contributions................. 29
      5.03     Allocation of Qualified Nonelective Contributions and
               Qualified Matching Contributions......................... 29
      5.04     Allocation of Matching Contributions
               (Including Forfeitures).................................. 30
      5.05     Allocation of Company Contributions...................... 30
      5.06     Allocation of Rollover Contributions..................... 32
      5.07     Valuation and Allocation of Assets....................... 32
      5.08     Distributions and Forfeitures............................ 33
      5.09     Election of Investments.................................. 33

ARTICLE VI.    LIMITATIONS ON CONTRIBUTIONS
               AND ALLOCATIONS.......................................... 34

      6.01     Contributions to be Deductible........................... 34
      6.02     Limitation on Tax Deferred Contributions................. 34
      6.03     Return of Excess Deferrals............................... 39
      6.04     Limitation on Matching and Voluntary Contributions....... 40
      6.05     Limitations on Annual Additions.......................... 44


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                                                                         Page(s)

ARTICLE VII.   PAYMENTS TO OR FOR THE ACCOUNT OF
               PARTICIPANTS OR TERMINATED PARTICIPANTS.................. 48

      7.01     Restrictions on Payments and Distributions............... 48
      7.02     Retirement............................................... 49
      7.03     Disability Retirement.................................... 49
      7.04     Death Benefits........................................... 50
      7.05     Termination of Employment Prior to Retirement or Death... 52
      7.06     Reemployment............................................. 53
      7.07     Methods of Payment....................................... 54
      7.08     Restrictions on Method and Timing of Payment............. 55
      7.09     Withdrawals During Employment............................ 58
      7.10     Loans to Members......................................... 60
      7.11     Discharge of Trustees' Obligation to Make Payments....... 64
      7.12     Qualified Domestic Relations Order....................... 65
      7.13     Procedures for Direct Rollovers to an Eligible
               Retirement Plan.......................................... 65
      7.14     Transfer to Other Qualified Plan......................... 68

ARTICLE VIII.  AMENDMENT AND TERMINATION................................ 68

      8.01     Right to Amend or Terminate.............................. 68
      8.02     Amendment for Tax Exemption.............................. 69
      8.03     Liquidation of Trust in Event of Termination............. 70
      8.04     Termination of Plan and Trust............................ 70
      8.05     Amendment of Vesting Schedule............................ 70

ARTICLE IX.    ADMINISTRATION OF THE PLAN............................... 71

      9.01     Named Fiduciaries........................................ 71
      9.02     Appointment of Committee................................. 72
      9.03     Powers of Committee...................................... 73
      9.04     Action by Committee...................................... 73
      9.05     Discretionary Action..................................... 74
      9.06     Evidence on Which Committee May Act...................... 74
      9.07     Employment of Agents..................................... 74
      9.08     Compensation and Expense of Committee.................... 75
      9.09     Indemnification of Committee Members..................... 75

ARTICLE X.     THE TRUSTEES............................................. 76

      10.01    Powers of Trustees....................................... 76
      10.02    Investments.............................................. 76
      10.03    Method of Holding, Buying, and Selling Securities........ 77
      10.04    Exercise of Rights....................................... 77
      10.05    Reliance on Trustees as Owners........................... 78
      10.06    Liquidation of Assets.................................... 78
      10.07    Direction by Committee................................... 78
      10.08    Records and Accounting................................... 79
      10.09    Payment of Taxes......................................... 80
      10.10    Trustees' Compensation and Expenses...................... 81
      10.11    Resignation or Removal of Trustees....................... 81


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                                                                         Page(s)

      10.12    Indemnification of Trustee............................... 82

ARTICLE XI.    THE COMPANY.............................................. 82

      11.01    No Contract of Employment................................ 82
      11.02    No Contract to Maintain Plan............................. 83
      11.03    Liability of the Company................................. 83
      11.04    Action by the Company.................................... 83
      11.05    Successor to Business of the Company..................... 84
      11.06    Dissolution of the Company............................... 84

ARTICLE XII.   ADDITIONAL PARTICIPATING COMPANIES....................... 85

      12.01    Participation............................................ 85
      12.02    Effective Date........................................... 85
      12.03    Administration........................................... 85
      12.04    Termination.............................................. 86

ARTICLE XIII.  TOP-HEAVY PROVISIONS..................................... 86

      13.01    General Rule............................................. 86
      13.02    Minimum Contribution Provisions.......................... 86
      13.03    Top-Heavy Plan Definition................................ 87
      13.04    Key Employee............................................. 90
      13.05    Non-Key Employee......................................... 90
      13.06    Limitation on Contributions.............................. 90

ARTICLE XIV.   MISCELLANEOUS............................................ 90

      14.01    Spendthrift Provision.................................... 90
      14.02    Appointment of Person to Receive Payment................. 91
      14.03    Construction............................................. 91
      14.04    Impossibility of Performance............................. 91
      14.05    Definition of Words...................................... 92
      14.06    Titles................................................... 92
      14.07    Merger or Consolidation.................................. 92
      14.08    Claims Procedure......................................... 92
      14.09    Effective Date of Amendment and Restatement.............. 93
      14.10    Execution of Agreement................................... 93



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                      PROFIT-SHARING RETIREMENT PLAN AND


                               TRUST AGREEMENT

                  FOR EMPLOYEES OF SUTRO & CO. INCORPORATED

          This Trust Agreement is made effective as of the 1st day of January, 1989, by and between Sutro & Co. Incorporated, a California corporation having its principal place of business in San Francisco, California (hereinafter called the "Company"), and the individuals who have signed below as Trustees (hereinafter called the "Trustees"), to be effective as of January 1, 1989.

                               WITNESSETH THAT:

          WHEREAS, the Company recognizes the contribution being made to the successful operation of its business by its employees and desires to reward such contribution and therefore established a qualified plan entitled "Sutro Tax Deferred Voluntary Investment Plan" and a separate-trust agreement to accompany said plan entitled "Employee's 401(k) Trust," which have been subsequently amended from time to time; and

          WHEREAS, such restated Plan document, as subsequently amended, was submitted to the Internal Revenue Service ("IRS") pursuant to an application for issuance of a favorable determination letter as to the qualified status of the Plan; and

          WHEREAS, the IRS issued a favorable determination letter covering such document; and
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          WHEREAS, the determination letter is conditioned upon adoption by the
Company of certain amendments ("IRS Amendments") submitted to the IRS in connection with the processing of the determination letter application; and

          WHEREAS, the Company now desires to amend and completely restate the Plan to incorporate such IRS Amendments.

          NOW, THEREFORE, the Company and the Trustees, each in consideration of the covenants, agreements, and declarations of the other, mutually covenant, agree, and declare as follows:

                                   ARTICLE I.

                                  INTRODUCTION

          1.01 CREATION OF TRUST. There has been hereby established a trust known as the "Profit-Sharing Retirement Trust for Employees of Sutro & Co. Incorporated" (formerly known as the "Employee's 401(k) Trust") (the "Trust"). The Trustees shall receive any contributions paid to the Trust and all contributions so received, together with the income therefrom, shall be held, managed, and administered as a fund in trust pursuant to the terms of this Agreement. The Trustees hereby confirm their acceptance of the Trust created hereunder and agree to perform the provisions of this Agreement on their part to be performed.

          1.02 INTERPRETATION OF TRUST AGREEMENT. The Trust is established for the exclusive benefit of the eligible Employees and their Beneficiaries. So far as possible, this Agreement shall be interpreted in a manner consistent with this intent and with the intent of the Company that the Trust established hereunder shall continue to satisfy those



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provisions of the Employee Retirement Income Security Act of 1974 ("ERISA") and
of the Internal Revenue Code of 1986 (the "Code") relating to qualified plans and exempt employees' trusts, as either of them may from time to time be amended. Except as otherwise provided in Section 4.06 hereof, under no circumstances shall any property, whether corpus or income of the Trust hereunder, or any funds contributed to the Trust, ever revert to or be used or enjoyed by the Company or be used for any purpose other than for the exclusive benefit of the eligible Employees or their Beneficiaries.

                                   ARTICLE II.

                                   DEFINITIONS

          Whenever used in this Agreement, unless the context clearly indicates otherwise, the following words shall have the following meanings:

          2.01 "AFFILIATE COMPANY" means (a) a corporation which, together with the Company, is a member of a controlled group of corporations (as defined in section 414(b) of the Code), (b) a trade or business (whether or not incorporated) which is under common control (as defined in section 414(c) of the
Code) with the Company, (c) a corporation, partnership, or other entity which, together with the Company, is a member of an affiliated service group (as defined in section 414(m) of the Code), or (d) any entity required to be aggregated with the Company under section 414(o) of the Code.

          2.02 "AGREEMENT" means this Agreement, as amended from time to time.

          2.03    "ANNIVERSARY DATE" means December 31 in each year.

          2.04 "BENEFICIARY" means the person or persons designated by a Participant, pursuant to the provisions of Section 7.04 of this Agreement, to receive



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distribution of such Participant's share upon his death, and includes a co-beneficiary or a contingent beneficiary. The term "Beneficiary" also includes a Participant's surviving spouse if such spouse is deemed to be such -Participant's Beneficiary pursuant to Section 7.04.

          2.05 "BOARD OF DIRECTORS" means the board of directors of the Company in office from time to time or the Management Committee of such board, with respect to such powers as have been delegated to it by the Board.

          2.06 'BREAK IN SERVICE" means any Plan Year during which an Employee has not completed or been credited with more than five hundred (500) Hours of Service with the Company and/or an Affiliated Company.

          2.07 "COMMITTEE" means the Administrative Committee constituted under
Article IX of this Agreement in office from time to time.

          2.08 "COMPANY" means Sutro & Co. Incorporated and also means any successor to all or a major portion of its business which adopts this Plan and Trust pursuant to Section 11.05.

          2.09 "COMPANY CONTRIBUTIONS" means the contributions, if any, made by the Company pursuant to Section 4.04.

          2.10 "COMPENSATION" means compensation, except as hereinafter defined, paid by the Company to the Participant for the Plan Year which is required to be reported as wages on the Participant's Form W-2. For purposes of this Section, Compensation shall be determined as described below:



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                  (a) Compensation shall include amounts contributed by the
Company pursuant to a salary reduction agreement which are excludible from an Employee's gross income under Code Section 125 (pertaining to cafeteria plans), Code Section 402(e)(3) (pertaining to Code Section 401(k) salary reductions), Code Section 402(h) (pertaining to simplified employee pensions) and Code
Section 403(b) (pertaining to tax sheltered annuities) and shall not include any amounts includible on Form W-2 which are attributable to any group insurance or other employee welfare plan.

                  (b) Compensation taken into account for determining all benefits provided under the Plan for any Plan Year shall not exceed One Hundred Fifty Thousand Dollars ($150,000) as adjusted at the time and in such manner as permitted under Code Section 401(a)(17)(B). Notwithstanding the foregoing, (i) for Plan Years beginning prior to January 1, 1994, Compensation taken into account for determining all benefits provided under the Plan for any Plan Year shall not exceed Two Hundred Thousand Dollars ($200,000) as adjusted in such manner as permitted under Code Section 415(d) and shall be determined as of the first day of such Plan Year; and (ii) for Plan Years beginning prior to January 1, 1989, the Two Hundred Thousand Dollars ($200,000) limitation shall apply to Top Heavy Plan Years and shall not be adjusted. In the event of a Short Plan Year, the dollar limitation shall be multiplied by the Short Plan Year Fraction. In determining the Compensation of a Participant for purposes of this limitation, the rules of Code Section 414(q)(6) shall apply, except in applying such rules, the term "family" shall include only the spouse of the Participant and any lineal descendants of the Participant who have not attained age nineteen
(19) before the end of



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the Plan Year. If as a result of the application of such rules the dollar limitation is exceeded, then (except for purposes of determining the portion of Compensation up to the integration level if the Plan provides for permitted disparity) the dollar limitation shall be prorated among the affected participants in proportion to each such Participant's Compensation as determined under this Section prior to the application of the dollar limitation.

                  The One Hundred Fifty Thousand Dollars ($150,000) Compensation limit and the Two Hundred Thousand Dollars ($200,000) Compensation limit apply to the combined compensation of the Employee and of any Family Member aggregated with the Employee under IRC section 414(q) who is either (1) the Employee's spouse; or (2) the Employee's lineal descendants under the age of nineteen (19). If the Compensation limitation is applied to the combined Compensation of the Employee and one or more Family Members, the contribution allocation provisions of Article VI shall be applied by prorating the Compensation limitation among the affected individuals in proportion to each individual's Compensation determined prior to the application of this limitation.

          2.11    "ELIGIBLE RETIREMENT PLAN" means:

                  (a)   an individual retirement account described in Code
Section 408(a);

                  (b)   an individual retirement annuity described in Code
Section 408(b);

                  (c) an employees' trust described in Code Section 401(a) that is exempt from tax under Code Section 501(a); or



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                  (d)   an annuity plan described in Code Section 403(a).

          2.12 Eligible Rollover Distribution' means any distribution occurring after December 31, 1992 to a Participant of all or a portion of his or her benefits under the Plan except:

                  (a) A distribution which is one of a series of substantially equal periodic payments made over the life expectancy of the Participant or the joint life expectancies of the Participant and his or her designated beneficiary or over a period of ten (10) years or more. The determination of whether or not a distribution is one of a series of substantially equal periodic payments shall generally be made at the time as payments begin without regard to contingencies or modifications that have not yet occurred, and social security supplements under Code Section 411(a)(9) shall be disregarded for this purpose;

                  (b) A distribution that is required under Code Section 401(a)(9);

                  (c) Any portion of a distribution that is not includible in the recipient's gross income (determined without regard to the exclusion for net unrealized appreciation described in Code Section 402(e)(4));

                  (d) Loans to Participants that are (1) treated as distributions under Code Section 72(p) and not excepted by Code Section 72(p)(2); or (2) are in default and are deemed distributions to the Participant;

                  (e) Returns of elective deferrals under Code Section 401(k) as a result of Code Section 415 limitations;



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                  (f) Corrective distributions of excess contributions and
excess deferrals under Regulation Sections 1.401(k)-1(f)(4) and 1.402(g)-l(e)(3) or corrective distributions of excess aggregate contributions under Regulation
Section 1.401(m)-l(e)(3), together with the income allocable to these distributions;

                  (g) The cost of life insurance coverage, i.e., T.S. 58" costs; and

                  (h) Similar items designated by the Commissioner of Internal Revenue in revenue rulings, notices, and other guidance of general applicability.

          2.13 "EMPLOYEE" means any person who is employed by the Company, excluding employees who are non-resident aliens whose compensation constitutes foreign source income for United States federal income tax purposes. An Employee's employment shall be deemed to have commenced on the date on which he first performs an Hour of Service as an Employee.

          2.14 "EXCESS AGGREGATE CONTRIBUTIONS" means, with respect to any Plan Year, the excess of:

                  (a) Matching Contributions, Qualified Nonelective Contributions and/or Qualified Matching Contributions actually taken into account in computing the Actual Contribution Percentages of Highly Compensated Employees for such Plan Year, over

                  (b) The maximum amount of such Matching Contributions permitted under the Actual Contribution Percentage Test as determined by reducing such Matching Contributions made on behalf of Highly Compensated Employees in order of their Actual Contribution Percentages, beginning with the highest of such ratios.



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                  Such determination shall be made after first determining
Excess Contributions pursuant to this Section.

          2.15 "EXCESS CONTRIBUTIONS" means, with respect to any Plan Year, the excess of:

                  (a) The Defined Contributions, Qualified Nonelective Contributions and/or Qualified Matching Contributions actually taken into account in computing the Actual Deferral Percentages of Highly Compensated Employees for such Plan Year, over

                  (b) The maximum amount of such Tax Deferred Contributions permitted under the Actual Deferral Percentage Test as determined by reducing such Tax Deferral Contributions made on behalf of Highly Compensated Employees in order of their Actual Deferral Percentages, beginning with the highest of such percentages.

          2.16 "FAMILY MEMBER" means an individual who is described as such in section 414(q)(6)(B) of the Code and who is a Participant of the Plan.

          2.17 "HIGHLY COMPENSATED EMPLOYEE." The term Highly Compensated Employee includes highly compensated active employees and highly compensated former-employees.

                  A highly compensated active employee included any employee who performs service for the Company during the determination year and who, during the look-back year: (i) received compensation from the Company in excess of Seventy-Five Thousand Dollars ($75,000) (as adjusted pursuant to Section 415(d) of the Code); (ii) received compensation from the Company in excess of Fifth Thousand Dollars ($50,000)


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(as adjusted pursuant to Section 415(d) of the Code) and was a member of the top-paid group for such year; or (iii) was an officer of the Company and received compensation during such year that is greater than fifty (50%) of the dollar limitation in effect under Section 415(b)(1)(A) of the Code.

                  The term Highly Compensated Employee also includes: (i) employees who are both described in the preceding sentence if the term "determination year" is substituted for the term "look-back year" and the employee is one of the one hundred (100) employees who received the most compensation from the Company during the determination year; and (ii) employees who are five percent (5%) owners at any time during the look-back year or determination year.

                  If no officer has satisfied the compensation requirement of
(iii) above during either a determination year or look-back year, the highest paid officer for such year shall be treated as a Highly Compensated Employee.

                  For this purpose, the determination year shall be the Plan Year. The look-back year shall be the twelve (12) month period immediately preceding the determination year.

                  A highly compensated former employee includes any employee who separated from service (or was deemed to have separated) prior to the determination year, performs no service for the Company during the determination year, and was a highly compensated active employee for either the separation year or any determination year ending on or after the employee's fifty-fifth
(55th) birthday.



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                  If an employee is, during a determination year or look-back year, a family member of either a five percent (5%) owner who is an active or former employee or a Highly Compensated Employee who is one of the ten (10) most highly compensated employees ranked on the basis of compensation paid by the Company during such year, then the family member and the five percent (5%) owner or top-ten highly compensated employee shall be aggregated. In such case, the family member and five percent (5%) owner or top-ten Highly Compensated Employee shall be treated as a single employee receiving compensation and Plan contributions or benefits equal to the sum of such member and five percent (5%) owner or top-ten highly compensated employee. For purposes of this section, family member includes the spouse, lineal ascendants and descendants of the employee or former employee and the spouse of such lineal ascendant and descendants.

                  The determination of who is a Highly Compensated Employee, including the determination of the number and identity of employees in the top-paid group, the top one hundred (100) employees, the number of employees treated as officers and the compensation that is considered, win be made in accordance with Section 414(g) of the Code and the regulations thereunder.

          If elected by the Company for a Plan Year, the preceding sentence will be modified by substituting Fifty Thousand Dollars ($50,000) for Seventy-Five Thousand Dollars ($75,000) in (i) and by disregarding (ii). This simplified definition of highly compensated employee will apply only to Companies that maintain significant business .- activities (and employ employees) in at least two significantly separate geographic areas.



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          2.18    "HOURS OF SERVICE" means:

                  (a) Each hour for which an employee is directly or indirectly paid or entitled to payment by the Company or an Affiliated Company for the performance of duties. These hours shall be credited to the employee for the Plan Year(s) in which the duties are performed; and

                  (b) Each hour for which an employee is directly or indirectly paid or entitled to payment by the Company or an Affiliated Company on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty or other similar reason. These hours shall be calculated and credited pursuant to section 2530.200b-2 of the Department of Labor Regulations which are incorporated herein by reference; and

                  (c) Each hour for which back pay, irrespective of mitigation of damages, has been either awarded or agreed to by the Company or an Affiliated Company. The same hours shall not be credited under both paragraph (a) or paragraph (b), as the case may be, and under this paragraph (c). These hours shall be credited to the employee for the Plan Year(s) to which the award or agreement pertains rather than the Plan Year in which the award, agreement or payment is made; and

                  (d) Each hour credited, at the rate of forty (40) hours per week for each week involved, for the following periods of time:

                       (i) Unpaid periods of absence authorized by the Company in accordance with standard personnel policies of the Company, provided the




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          Employee returns to employment with the Company immediately upon the expiration of such authorized absence;

                       (ii) Unpaid military leave while the Employee's reemployment rights are protected by law, provided the Employee returns to employment with the Company within the period prescribed by law.

                 Solely for purposes of determining whether a Break in Service has occurred in a Plan Year, an Employee who is absent from work by reason of pregnancy, birth or adoption of a child, or for purposes of caring for such child for a period beginning immediately following such birth or adoption shall receive credit for the Hours of Service which would otherwise have been credited to such Employee but for such absence, or in any case in which such hours cannot be determined, eight (8) Hours of Service per day of such absence, provided, however, that the number of Hours of Service credited under this paragraph shall not exceed the difference between 501 and the number of Hours of Service with which such Employee would have been credited for the Plan Year to which this paragraph is applicable. The Hours of Service credited under this paragraph shall be credited in the first Plan Year in which such credit is necessary to avoid a Break in Service.

          2.19 "INVESTMENT MEDIA" means such marketable securities and/or money market mutual funds, and in such amounts, as are specifically selected and specified by a Participant in directions to the Trustees (in such form as may be acceptable to the Trustees) for the investment of assets held in a Self-Directed Account pursuant to Section 5.09. The Trustees may designate one or more Investment Media which are



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
sponsored and/or managed by the Company or any Affiliated Company. For investments made after February 1, 1993, the following types of investments are not permitted under any circumstances: unhedged short options; limited partnership interests except Company sponsored employee limited partnerships; stocks with a value of less than $5, unless on the current recommended Buy List of the Company, its Affiliates or selected Research Correspondents, and in no case stocks with a value of less than $2; investments in bonds or convertibles rated less than Baa/BBB. A below investment grade bond OR convertible can be approved if the Company has (a) a common stock which is recommended for purchase or rated attractive or hold by either Sutro, Tucker Anthony or our national correspondent or, (b) a bond or convertible which has been internally reviewed by our Research Department which rates the bond or convertible as a buy or hold.

          2.20 "LEASED EMPLOYEES." The Plan treats a Leased Employee as an Employee of the Company. A Leased Employee is an individual (who otherwise is not an Employee of the Company) who, pursuant to a Leasing Agreement between the Company and any other person, has performed services for the Company (or for the Company and any persons related to the Company within the meaning of IRC section 144(a)(3) on a substantially full-time basis for at least one year and who performs services historically performed by Employees in the Company's business field. If the Leased Employee is treated as an Employee by reason of this section, "Compensation" includes compensation from the leasing organization which is attributable to services performed for the Company.



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
                  The Plan does not treat a Leased Employee as an Employee if the leasing organization covers the Employee in a safe harbor plan and, prior to the as application of the safe harbor plan exception, twenty percent (20%) or less of the Company's Employees (other- than highly compensated Employees) are Leased Employees. A safe harbor plan is a money purchase pension plan providing immediate participation, full and immediate vesting, and a nonintegrated contribution formula equal to at least ten percent (10%) of the Employee's Compensation without regard to employment by the leasing organization on a specified date. The safe harbor plan must determine the ten percent (10%) contribution on the basis of Compensation as defined in section 415(c) of the Code, plus elective contributions.

                  The Committee must apply this section in a manner consistent with sections 414(n) and 414(o) of the Code and regulations issued thereunder. The Committee will reduce the Leased Employee's allocation of Employer Contributions under this plan by the Leased Employee's allocation under the leasing organizations) plan, but only to the extent that allocation is attributable to the Leased Employee's service provided to the Employer. The leasing organization's plan must be a money purchase plan which would satisfy the definition under this section of a safe harbor plan.

          2.21 "MATCHING CONTRIBUTIONS" means the contributions made by the Company pursuant to Section 4.02.

          2.22 "NET PROFITS" means the net profits of the Company as determined in accordance with sound accounting practices, after making such adjustments and estimates as may be appropriate, but before provision for any federal or state taxes based upon or measured by income and before Company Contributions to this Plan. In computing net profits and accumulated earnings, there shall be excluded net gains or losses on the sale or other disposition or revolution of securities bought for capital appreciation by the Company. Such determination shall be final and shall not be subject to revision by reason of any subsequent adjustments affecting accounts or estimates involved.

          2.23 "NON-HIGHLY COMPENSATED PARTICIPANT" means any Participant who is neither Highly Compensated Employee nor a family member of such whose compensation and any employer contributions allocated on his or her behalf is required to be aggregated with a Highly Compensated Employee.

          2.24    "NORMAL RETIREMENT AGE" means age sixty-five (65).

          2.25 "PARTICIPANT" means an Employee who is eligible to participate in the Plan as determined under Article III of the Plan.

          2.26 "PLAN" means the "Profit-Sharing Retirement Plan for Employees of Sutro, & Co. Incorporated" as set forth herein, together with any and all amendments hereto.

          2.27 "PLAN YEAR' AND 'LIMITATION YEAR" mean the fiscal year of the Trust, being the twelve (12) months ending on each Anniversary Date.

          2.28 "QUALIFIED MATCHING CONTRIBUTIONS" means Company contributions described in Section 4.03(d) and which meet the requirements of Treasury Regulations Section 1.401(k)-1(g)(13)(iii).

          2.29 "QUALIFIED NONELECTIVE CONTRIBUTIONS" means Company contributions described in Section 4.03(d) and which meet the requirements of Treasury Regulations Section 1.401(k)-l(g)(13)(iii).

          2.30 "SALARY REDUCTION AGREEMENT" means the agreement entered into between the Company and an Employee pursuant to the provisions of Section 3.04.

          2.31 "SELF-DIRECTED ACCOUNT" means an account established for the investment and reinvestment of Tax Deferred Contributions, Voluntary Contributions, Rollover Contributions and vested Matching Contributions upon the authorization of the Committee. Said Account may be invested only in authorized Investment Media. 2.32 'Tax Deferred Contributions' means the contributions made by the Company pursuant to section 4.01 of the Plan in consideration of a Participant's agreement to reduce his cash Compensation by a comparable amount pursuant to a Salary Reduction Agreement.

          2.33 "TRUST" means the trust fund created by this Agreement, including all Investment Media, and held by the Trustees hereunder, into which all contributions and income thereon shall be paid and out of which all payments and distributions shall be made.

          2.34 "TRUSTEES" means the individuals named herein as trustees and any duly appointed successor trustee or trustees.

          2.35 "VALUATION DATE" means the Anniversary Date and, with respect to each Investment Medium, each other date which the Committee in its sole discretion selects for the revolution of that Investment Medium.

          2.36 "VOLUNTARY CONTRIBUTIONS" shall mean the amounts contributed by a Participant in accordance with Section 4.07.

          2.37 "YEAR OF SERVICE" means one (1) year of an employee's employment with the Company, and any Affiliated Company, whether or not continuous; provided, however, that the determination of Years of Service will be subject to the following rules:

                  (a) The computation of Years of Service will be made on the basis of Hours of Service performed by the employee during each Plan Year. An employee will be-considered to have completed one (a) Year of Service with respect to his employment during any Plan Year if and only if such employee completes at least 1,000 Hours in such Plan Year. Notwithstanding the foregoing, an employee's Years of Service with respect to a period of employment prior to January 1, 1989 shall in no event be less than such employee's Years of Service as determined under the Plan as in effect on December 31, 1988.

                  (b) In any case in which an individual becomes an Employee by reason of the acquisition of his prior employment by the Company, whether by merger, acquisition of assets or stock or otherwise, his service with such prior employer shall be included in determining his Years of Service hereunder only to the extent that such service is required to be credited hereunder by section 414(a) of the Code and any regulations promulgated thereunder, by the terms of the agreement pursuant to which such prior employer was acquired by the Company or by a vote of the Board.

                  (c) In the event an Employee terminates his employment and is subsequently reemployed, such Employee's Years of Service completed prior to such termination shall be restored upon reemployment.

                                 ARTICLE III.

                                PARTICIPATION

          3.01 ELIGIBILITY FOR PARTICIPATION. Each Employee who was a Participant on December 31, 1988, shall continue to be a Participant on January 1, 1989, provided he is still employed by the Company on that date. Each other Employee, including each Employee hired on or after January 1, 1989, shall become a Participant under the Plan on the first day of the month following the month in which he completes three (3) Months-of Service except for (a) an hourly paid employee who is not classified as regular; (b) an employee who has not reached the age of 21; and (c) an employee who is represented by a collective bargaining agreement where retirement benefits were the subject of good faith negotiations between employer and employee representative. For purposes of this
Section 3.01 an Employee shall be deemed to have completed three (3) Months of Service if he or she has completed one Hour of Service with the Company, or any Affiliated Company, during the period commencing with the Employee's employment commencement date and ending with the date on which falls the three-month anniversary of the Employee's employment commencement date. For purposes of this
Section 3.01, the following terms shall be defined as follows: (a) an "hourly paid employee not classified as regular" shall mean an employee who is paid on an hourly basis and who has not been designated by the Company as a regular employee including, but not limited to, any employee in one of the following categories: cold caller, registered cold caller, registered dialer, legal researcher, project sales assistant, project registered sales assistant, clerk, file clerk hired after December 31, 1994, data entry clerk hired after December 31, 1993, valuation clerk, marketing assistant, branch administrator hired before June 30, 1996, dining services administrator, catering assistant, supervisory analyst, intern, registered intern, telemarketer; (b) "employment commencement date" shall mean the first day on which an Employee accrues an Hour of Service. Notwithstanding the foregoing, for the Plan Year ending December 31, 1995, an Employee who is an hourly paid employee not classified as regular shall become a Participant under the Plan on the first day of the month following the month in which he completes 1,000 Hours of Service in an eligibility computation period or a shorter period of time. For. purposes of the foregoing, an Employee's initial eligibility
 ..computation period shall be the twelve consecutive month period beginning on the Employee's employment commencement date, and subsequent eligibility computation periods shall be the Plan Year with the first such Plan Year including the first anniversary of the Employee's employment commencement date.

          3.02 DETERMINATION OF ELIGIBILITY BY COMMITTEE. The determination of an Employee's eligibility for membership under the Plan shall be made by the Committee from the Company's records, and the Committee's decisions on these matters shall be conclusive and binding upon all persons.

          3.03 DURATION OF ELIGIBILITY. A Participant shall continue as an active Participant until his termination of employment with the Company and, except as otherwise specifically provided herein, shall cease to be an active Participant entitled to share in contributions hereunder upon such termination of employment. To the extent a former Participant's accounts have not been fully distributed, such former Participant shall be treated as a Participant for purposes of applying the provisions of the Plan to such accounts. A former Participant shall once again become an active Participant under the Plan on the date on which he again becomes an Employee.

          3.04 SALARY REDUCTION AGREEMENT. Each Participant may, but shall not be required to, enter into a Salary Reduction Agreement with the Company. The terms of any such Salary Reduction Agreement shall provide that such Participant agrees to accept a reduction in cash Compensation from the Company, in an amount equal to any whole number percentage of his Compensation, in consideration of the Company's agreement to contribute an equal amount into the Trust on his behalf; provided, such salary reduction percentage shall not exceed fifteen percent (15%) of his Compensation; and provided further, such reduction shall not exceed the dollar amount that is established from time to time by the Secretary of the Treasury under section 402(g) of the Code for any calendar year. A Salary Reduction Agreement made by a Participant immediately upon satisfaction of the Eligibility Requirements shall be effective for the Participant's first pay period in the month which begins not less than fifteen
(15) days (or such shorter period that the Committee allows) after the delivery of such Salary Reduction Agreement to the Company. A Salary Reduction Agreement made by a Participant who has previously satisfied the eligibility requirements, and any subsequent changes to a Participant's Salary Reduction Agreement, shall become effective as of the first pay period of any calendar quarter. At any time a Participant by giving fifteen (15) days' notice (or such shorter period that the Committee allows) may completely suspend the Salary Reduction Agreement. The salary reduction percentage in effect at any time shall continue in effect unless and until changed in accordance with the provisions of the preceding sentences.

                                 ARTICLE IV.

                         CONTRIBUTIONS UNDER THE PLAN

          4.01 TAX DEFERRED CONTRIBUTIONS. The Company shall make a Tax Deferred Contribution to the Trust for each Compensation pay period on behalf of each Participant who has entered into a Salary Reduction Agreement, equal to the amount specified in said Salary Reduction Agreement. Notwithstanding anything herein to the contrary, Tax Deferred Contributions shall be subject to the limitations described in Article VI of the Plan.

          4.02    MATCHING CONTRIBUTIONS.

                  (a) Beginning with the calendar quarter commencing October 1, 1996, and for each subsequent calendar quarter that the Plan is in effect, the Company shall determine whether it shall make a Matching Contribution to the Trust under the Plan for each eligible Participant for whom the Company made Tax Deferred Contributions during such calendar quarter in accordance with the following rules:

                        (i) If the Company's pre-tax Net Profits for a calendar quarter equal or exceed Two Hundred Fifty Thousand Dollars ($250,000), the Company shall make a Matching Contribution equal to one hundred percent (100%) of each eligible Participant's Tax Deferred Contributions made during such calendar quarter, not to exceed the lesser of (i) three percent (3%) of the Participant's Compensation during such calendar quarter, or
         (ii) Seven Hundred Fifty Dollars ($750) per calendar quarter (or Three Thousand Dollars ($3,000) annually).

                        (ii) If the Company's pre-tax Net Profits for a calendar quarter are less than Two Hundred Fifty Thousand Dollars ($250,000), the Company may make a Matching Contribution up to one hundred percent (100%) of each eligible Participant's Tax Deferred Contributions made during such calendar quarter, not to exceed the lesser of (i) three percent (3%) of the Participant's Compensation during such calendar quarter, or (ii) Seven Hundred Fifty Dollars ($750) per calendar quarter (or Three Thousand Dollars ($3,000) annually). The Company, in its discretion, shall determine whether to make a Matching Contribution for a calendar quarter under this Section 4.02(a)(ji) and, if so, the exact amount or percentage of such Matching Contribution.

                 For purposes of this Section 4.02(a), the Net Profits threshold shall be determined on a calendar quarter by calendar quarter basis, with no carryover or carryback of profits to or from any other calendar quarter. The Company's Matching Contribution for any Plan Year shall be reduced by the amount of forfeitures available for that Plan Year pursuant to Section 7.05. A Participant shall be eligible for the Matching Contribution provided by this
Section 4.02(a), if, and only if, such Participant either (A) is an Employee on the last day of the calendar quarter for which the Matching

Contribution is made, or (B) died, retired on or after his Normal Retirement Age, or became disabled (within the meaning of Section 7.03) during such calendar quarter. However, if in any year a Participant's Tax Deferred Contributions are funded to the maximum amount allowable under section 402(g) of the Code in a period less than the four calendar quarters of that year, Matching Contributions shall be determined and allocated as though such Tax Deferred Contributions were made ratably over each of the four calendar quarters.

                  (b) Notwithstanding the foregoing, beginning with the calendar quarter commencing January 1, 1990, and for each subsequent calendar quarter through the calendar quarter ending September 30, 1996, the Company shall make a Matching, Contribution to the Trust under the Plan for each eligible Participant for whom the Company made Tax Deferred Contributions during said calendar quarter, equal to one hundred percent (100%) of the Participant's Tax Deferred Contributions made during such calendar quarter, not to exceed the lesser of (i) three percent (3%) of the Participant's Compensation during such calendar quarter, or (ii) Seven Hundred Fifty Dollars ($750) per quarter (Three Thousand Dollars ($3,000) annually), provided that Company's pre-tax Net Profits for that quarter equal or exceeded Two Hundred Fifty Thousand Dollars ($250,000). For purposes of this Section 402(b), the Net Profits threshold shall be determined on a calendar quarter by calendar quarter basis, with no carryover or carryback of profits to or from any other calendar quarter. The Company's Matching Contribution for any Plan Year shall be reduced by the amount of forfeitures available for that Plan Year pursuant to Section 7.05. A Participant shall be eligible for the Matching

Contribution provided by this Section 4.02(b) if, and only if, such Participant either (A) is an Employee on the last day of the calendar quarter for which the Matching Contribution is made, or (B) died, retired on or after his Normal Retirement Age, or became disabled (within the meaning of Section 7.03) during such calendar quarter. However, if in any year a Participant's Tax Deferred Contributions are funded to the maximum amount allowable under section 402(g) of the Code in a period less than the four calendar quarters of that year, Matching Contribution win be determined and allocated as though such Tax Deferred Contributions were made ratably over each of the four calendar quarters.

                  (c) Notwithstanding the foregoing, for the 1989 Plan Year, Matching Contributions shall be made for each Participant equal to one hundred percent (100%) of the first Five Hundred Dollars ($500) of a Participant's Tax Deferred Contribution, plus fifty percent (50%) of the next Three Thousand Dollars ($3,000) of a Participant's Tax Deferred Contribution.

          4.03 QUALIFIED NONELECTIVE CONTRIBUTIONS AND QUALIFIED MATCHING CONTRIBUTIONS. The Company may contribute to the Trust that amount in cash or property which the Company, in its sole discretion, determines to be a proper contribution, and which shall be allocated pursuant to Section 5.03.

          4.04 COMPANY CONTRIBUTIONS. For the 1989 Plan Year, and for each Plan Year thereafter, the Company may in its sole discretion contribute to the Trust, as a Company Contribution, an amount up to the sum of (1) twenty percent (20%) of that portion of the Company's Net Profits for such Plan Year that does not exceed twenty percent (20%) of the Compensation of all Participants and (2) ten percent (10%) of that portion of such Net Profits, if any, that exceeds twenty percent (20%) of the Compensation of all Participants. The Company may, but is not required to, contribute such additional amount out of Net Profits or accumulated earnings as the Company, in its sole discretion, shall determine. The amount of the Company's Contribution shall be determined by the Company's Board of Directors, in its discretion, as soon as practicable after the end of each Plan Year. Company Contributions shall be allocated to Participants in the Plan as of the last day of the Plan Year, and a Participant must be employed on such day in order to receive such an allocation. The Plan Year for which each such Company Contribution is made shall be designated at the time of the contribution.

          4.05    PAYMENT OF CONTRIBUTIONS.

                  (a) The Tax Deferred Contributions made by the Company on behalf of each Participant with respect to each pay period shall be paid into the Trust by the Company not later than thirty (30) days after the last day of each pay period and invested pursuant to the election of such Participant under
Section 5.09 of the Plan.

                  (b) The Matching Contributions made by the Company on behalf of each Participant with respect to each calendar quarter shall be paid into the Trust not later than thirty (30) days after the last day of each calendar quarter. Matching Contributions shall be allocated to a Participant's Company Account.

                  (c) The Company Contributions, if any, made by the Company on behalf of Participants for each calendar year shall be paid into the Trust not later than the date required for such contributions to be deductible for federal income tax purposes for such Plan Year and, after being allocated among Participants pursuant to Section 5.05, shall be deposited in the Participant's Company Account.

                  (d) Qualified Nonelective Contributions and/or Qualified Matching Contributions, if any, shall be deposited to the Trust not later than the end of the twelve (12) month period immediately following the end of such Plan Year.

          4.06 REVERSION OF CERTAIN CONTRIBUTIONS MADE BY THE COMPANY. All employer contributions made pursuant to this Plan shall be made upon the condition that such contributions are fully deductible for federal income tax purposes. In the event that any such deduction is disallowed in whole or in part, then the Company may direct the Trustees to return the amount of such contributions (to the extent disallowed) (decreased by losses attributable to such amount, but not including any earnings attributable to such amount) to the Company at any time within the twelve (12)-month period commencing on the date of disallowance. In the event that the Company shall make employer contributions pursuant to the terms of this Plan on the basis of a mistake of fact, the Company may direct the Trustees to return the amount of such contributions (decreased by losses attributable to such amount, but not including any earnings attributable to such amount) to the Company at any time within the twelve
(12)-month period commencing on the date of contribution. In no event shall the return of a contribution hereunder cause any Participant's accounts to be returned to less than they would have been had the nondeductible or mistaken amount not been contributed. For purposes of this Section 4.06, the term "employer contributions" shall include any contributions of an Employer subject to the provisions of Section 404 of the Code.

          4.07 VOLUNTARY CONTRIBUTIONS. For Plan Years beginning prior to January 1, 1990, a Participant may make Voluntary Contributions. A Participant's Voluntary Contributions under all of the Employer's Plans in which the Participant participates may not exceed five percent (5%) of the Participant's Compensation. All Voluntary Contributions shall be deposited into the Participant's Voluntary Contribution Account. Effective on and after January 1, 1990, no Voluntary Contributions shall be permitted under the Plan.

          4.08    ROLLOVER CONTRIBUTIONS.

                  (a) Notwithstanding anything to the contrary elsewhere herein, any Participant may make contributions of all or any part of (i) any amount received by such Participant from another plan and trust qualified as an exempt employee benefit plan and trust under sections 401(a) and 501(a) of the Code or
(ii) any amount received by such Participant out of an individual retirement account which consists of a prior rollover contribution from a qualified employee benefit plan which, in either case, but for such contribution to the Plan, would have been taxable income to such Participant. Contributions under this Section 4.08 shall be in cash or such other form of property as is acceptable to the Trustees and as is necessary to avoid imposition of tax on the distribution. Any such rollover contribution shall be credited to a Rollover Account for the benefit of such Participant.

                  (b) An Employee, on or after January 1, 1993, with the consent of the Committee and subject to Section 4.09 below, may authorize another qualified plan to make a direct rollover of an Eligible Rollover Distribution to the Plan.

                  (c) Any amount transferred under this Section shall be maintained for such Employee and shall be known as his or her "Rollover Account" as described in Code Sections 402(c) and 408(d)(3).

          4.09    CONDITIONS OF ROLLOVER.

                  Subject to the Committee's approval, amounts which an Employee has received from any other employee benefit plan may, in accordance with uniform and nondiscriminatory procedures adopted by the Committee, be transferred by the Employee to the Plan, and if transferred, shall be credited to such Employee's Rollover Account hereunder, provided the following conditions are satisfied:

                  (a) Amounts that have been previously distributed to the Employee from another qualified plan shall be credited to the Employee's Rollover Account.

                  (b) The amounts delivered to the Committee must have previously been received by the Employee as:

                       (i)    an Eligible Rollover Distribution; or

                       (ii) a rollover from a conduit individual retirement account or annuity which has received a rollover contribution described in Code Section 408(d)(3).

                  (c) The amounts tendered must not include amounts attributable to:

                       (i) Nondeductible employee contributions made to a qualified plan by the Employee;

                       (ii) Contributions to an individual retirement account or annuity that are deductible under Code Section 219; or

                       (iii) A distribution required to be made under Code
          Section 401(a)(9) or the incidental death benefit requirement of Code
          Section 401(a)(9)(G).

                  (d) The transfer to the Plan of amounts described in subsection (b) will only be accepted if the Employee presents to the Committee the Internal Revenue Service Form 1099, or equivalent evidence, and any other evidence as the Committee may require to ensure that the receipt of the amount win not adversely affect the qualified status of the Plan.

                  (e) Amounts must be received by the Committee not later than 60 days after a distribution was received by the Employee.

          4.10 TRANSFERS FROM OTHER PLANS. This Plan shall not accept any direct or indirect transfer from a defined benefit plan or from a defined contribution plan which is subject to the funding standards of Section 412 of the Code.

                                  ARTICLE V.

                           PARTICIPANTS' ACCOUNTS;
                   ALLOCATION OF ASSETS AND CONTRIBUTIONS;

                      PARTICIPANTS' INVESTMENT ELECTIONS

          5.01 PARTICIPANTS' ACCOUNTS. The Committee shall maintain the following accounts for each Participant under the Plan: (a) a Tax Deferred Account to which Tax Deferred Contributions made by the Company for the benefit of such

Participant shall be credited; (b) a Company Account to which Matching Contributions and Company Contributions made by the Company for the benefit of such Participant shall be credited; (c) a Qualified Nonelective Contribution Account to which Qualified Nonelective Contributions and Qualified Matching Contributions made by the Company for the benefit of such Participant shall be credited; (d) a Voluntary Contribution Account to which Voluntary Contributions made by such Participant prior to January 1, 1990, shall be credited; and (e) a Rollover Account to which rollover contributions made by the Participant pursuant to section 407 of the Code shall be credited; provided, however, that if a Participant made Rollover Contributions prior to January 1, 1989, which are invested in a Self-Directed Account, a separate Rollover Account shall be maintained with respect thereto. The rights of each Participant to the amounts allocated to his Tax Deferred, Voluntary and Rollover Accounts shall be fully vested and nonforfeitable at all times.

          5.02 ALLOCATION OF TAX DEFERRED CONTRIBUTIONS. At the time of payment of any Tax Deferred Contributions to the Trust, the Committee shall deliver to the Company a schedule showing the name of each Participant and the amount of Tax Deferred Contributions made on his behalf. The schedule shall also contain such other information as the Committee may reasonable require for the proper administration of the Plan. Upon receiving all such schedules with respect to pay period ending on a Valuation Date and after the account balances of the Participants have been adjusted as provided in Section 5.07, the Committee shall credit to the Tax Deferred Account of each Participant listed on such schedules the amount of Tax Deferred Contributions made to the Trust on his behalf as shown therein.

          5.03 ALLOCATION OF QUALIFIED NONELECTIVE CONTRIBUTIONS AND QUALIFIED MATCHING CONTRIBUTIONS. A Non-Highly Compensated Participant shall be eligible to share in Qualified Nonelective Contributions and Qualified Matching Contributions for the Plan Year only if he or she has completed at least one (1) Hour of Service with Employer during the Plan Year. Qualified Nonelective Contributions and Qualified Matching Contributions shall be allocated on the last day of the Plan Year to the Qualified Nonelective Contribution Account of each Non-Highly Compensated Participant eligible to share in any Qualified Nonelective Contributions and Qualified Matching Contributions for the Plan Year in the ratio that such Non-Highly Compensated Participant's Compensation bears to the total of all Non-Highly Compensated Participants' Compensation.

          5.04 ALLOCATION OF MATCHING CONTRIBUTIONS (INCLUDING FORFEITURES). As soon as practicable after the end of each Plan Year, the Company shall deliver to the Committee a schedule showing the name of each Participant who (a) was an Employee of the Company on the Anniversary Date of such Plan Year and was credited with at least one thousand (1,000) Hours of Service during such Plan Year, or (b) died, retired on or after Normal Retirement Age or became disabled (within the meaning of Section 7.03) during such Plan Year and the amount of Matching Contributions (including forfeitures) made on his behalf pursuant to
Section 4.02. The schedule shall also contain such other information as the Committee may reasonably require for the proper administration of the Plan. Upon receiving such schedule with respect to a Plan Year and after the account balances of the Participants have been adjusted as of such Anniversary Date as provided in Section 5.07, the Committee shall credit to the Company Account of each Participant listed on such schedule the amount of the Matching Contributions (including forfeitures) made to the Trust on his behalf as shown therein.

          5.05 ALLOCATION OF COMPANY CONTRIBUTIONS. As soon as practicable after the end of each Plan Year for which a Company Contribution has been made to the Trust pursuant to Section 4.04, the Company shall deliver to the Committee a schedule showing the name of each Participant who (a) was an Employee of the Company on the last-day of such Plan Year and was credited with at least one thousand (1,000) Hours of Service during such Plan Year or (b) died, retired on or after Normal Retirement Age or became disabled (within the meaning of Section 7.03) during such Plan Year, and opposite the name of each such Participant the amount of Compensation paid to such Participant by the Company during such Plan Year. The schedule shall also contain such other information as the Committee may reasonably require for the proper administration of the Plan. Upon receiving such schedule and the total contribution, if any, made by the Company for such Plan Year, and after the account balances of the Participants have been adjusted as provided in Section 5.07, the Committee shall allocate a portion of the Company Contribution for the Plan Year to the Company Account of each Participant listed on such schedule on the following basis:

                  (a) Each Participant shall receive one allocation unit for each $100 of Compensation for the Plan Year. No fractional allocation units shall be credited, and Compensation in amounts less than $100 shall be disregarded. For purposes of this subsection the Company may, at its sole discretion, place a cap on the amount of

Compensation to be considered for each Plan Year, provided that such cap be no greater than the limitation imposed by Section 401(a)(17) of the Code.

                  (b) Each Participant's Company Account shall be credited with a portion of the total Company Contribution to the Plan for such Plan Year which bears the same ratio to such total Company Contribution as the Participant's total allocation units for such Plan Year bear to the total allocation units of all eligible Participant for such Plan Year. Any amount which is in excess of the maximum set forth in Section 6.05 shall be reallocated among all other Participants in accordance with the above procedures. Any such amount which cannot be reallocated shall be reallocated in the following Plan Year.

          5.06 ALLOCATION OF ROLLOVER CONTRIBUTIONS. After the receipt of any rollover contribution made by a Participant and after the account balances of the Participants have been adjusted as provided in Section 5.071, the Committee shall credit such rollover contribution to such Participant's Rollover Account as of the Valuation Date coincident with or next following the receipt of such rollover contribution.

          5.07 VALUATION AND ALLOCATION OF ASSETS. The Accounts of each Participant which are maintained by the Trustees shall be valued by the Trustees and adjusted to reflect appreciation or depredation in the value of the Trust. AR expenses of the Trust which are allocable to a Participant Account or Investment Medium shall be charged to such Account or Investment Medium. AR such expenses allocable to an Investment Medium shall be charged against all Participant Accounts in the same proportion as the amount credited to such Participant account and invested in such Investment Medium bears to the total amount invested in such Investment Medium. All such expenses allocable to a Participant Account will be charged against the interest of such Account invested in each Investment Medium in the same proportion as each such interest bears to the total value of the Account. Such valuations and adjustments of the Participants' Accounts shall be made so as to preserve for each Account of each Participant its beneficial interest in each of the Investment Media. The value of a Participant Account as of any Valuation Date shall be the sum of the interests of the Participant Account invested in each Investment Medium as of the Valuation Date for each such Investment Medium which is coincident with or immediately preceding the Valuation Date as of which the Participant Account is being valued.

          5.08 DISTRIBUTIONS AND FORFEITURES. Whenever the Trustees shall make any distribution to or on behalf of a Participant in accordance with the provisions of Article V11, or whenever a Participant shall forfeit all or any portion of his Company Account in accordance with the provisions of Section 7.05, such Participant's accounts shall be charged with the amount of such distribution or forfeiture. In the event of any distribution. or forfeiture of less than the full amount standing to the credit of a Participant's accounts, the amount charged against such Participant's accounts shall be charged against such Participant's interest in the Investment Media in accordance with administrative policies established by the Committee, or in the absence of any such policy, on a pro rata basis. AR distributions and forfeitures shall be based upon the value of the Participant's accounts determined as of the Valuation Date next preceding such distribution or forfeiture. The accounts of any Participant shall continue to be maintained under the Plan and shall continue to share in the allocation of income, gain, losses, appreciation, and depreciation of assets pursuant to Section 5.07 until such accounts have been fully distributed.

          5.09    ELECTION OF INVESTMENTS.

                  (a) The Plan is intended to be interpreted consistent with the requirements of Section 404(c) of ERISA and the regulations pursuant thereto. Each Participant shall have the right to elect the manner of investment of the amounts standing to the credit of his Self-Directed Account among the Investment Media established under the Trust. The non-vested portion of the Matching Contribution shall be invested by the Trustees. The Trustees shall maintain separate records for Participant directed investments. Earnings or losses on such investments shall be allocated solely to the Accounts of the Participant who directed the investments.

                  (b) The Company, the Committee and the Trustees shall have no responsibility for the investment elections of the Participants and shall incur no liability on account of investing the assets of the Trust in accordance with such directions.

                  (c) For purposes of this Section 5.09, all references to a Participant shall include a former Participant and the Beneficiary of a deceased Participant to the extent that such former Participant or Beneficiary has an interest under the Trust.

                                 ARTICLE VI.

                         LIMITATIONS ON CONTRIBUTIONS

                               AND ALLOCATIONS

          6.01 CONTRIBUTIONS TO BE DEDUCTIBLE. Tax Deferred Contributions, Matching Contributions, Company Contributions, Qualified Nonelective Contributions and Qualified Matching Contributions under the Plan with respect to a Plan Year shall not exceed that amount which, when added to the contributions made by the Company for that Plan Year to all other qualified pension or profit sharing plans maintained by the Company, equals the maximum amount allowable as a deduction by the Company pursuant to section 404 of the Code with respect to such Plan Year.

          6.02    LIMITATION ON TAX DEFERRED CONTRIBUTIONS.

                  (a) The Tax Deferred Contributions made by a Participant for a Plan Year shall satisfy the test set forth in (i)(A) below, or the alternative test set forth in (i)(B) below, and to the extent required by Treasury Regulations under Code Section 401(m), also shall satisfy the test identified in
(ii) below:

                        (i) (A) the Actual Deferral Percentage for the Highly
                 Compensated Employees who are eligible for Tax Deferred Contributions is not more than the Actual Deferral Percentage for all other Employees who are eligible for Tax Deferred Contributions multiplied by 1.25; or

                              (B) The excess of the Actual Deferral Percentage
                 for the Highly Compensated Employees who are eligible for Tax

                 Deferred Contributions over the Actual Deferral Percentage for all other Employees who are eligible for Tax Deferred Contributions is not more than two (2) percentage points, and the Actual Deferral Percentage for the Highly Compensated Employees who are eligible for Tax Deferred Contributions is not more than the Actual Deferral Percentage for all other Employees who are eligible for Tax Deferred Contributions multiplied by two (2).

                       (ii) The Actual Contribution Percentage of Highly Compensated Employees eligible to participate in this Plan and a plan of the Company or an Affiliated Company that is subject to the limitations of Section 401(m) of the Code including, if applicable, this Plan, shall be reduced in accordance with Section 6.04(b), to the extent necessary to satisfy the requirements of Treasury Regulations
          Section 1.401(m)-2.

                        For the purposes of this subsection (a), "Actual Deferral Percentage" for a specified group of Employees for a Plan Year shall be the average of the ratios calculated separately for each Employee in such group (herein the "Actual Deferral Ratios") (A) (i) the amount of Contributions and Qualified Matching Contributions which meet the requirements of Treasury Regulations Section 1.401(k)-l(b)(5), and which Employer, in its sole discretion, elects to treat as Tax Deferred Contributions for purposes of the Actual Deferral Percentage Test and which are actually paid over to the Trust on behalf of the Employee for such Plan Year to (B) the Employee's Compensation for the Plan Year. In determining the deferral percentage of a

Highly Compensated Employee who has a Family Member, the Tax Deferred Contribution, Qualified Nonelective Contributions and Qualified Matching Contributions made on behalf of such Highly Compensated Employee and the Compensation of such Highly Compensated Employee shall include the Tax Deferred Contributions, Qualified Nonelective Contributions, Qualified Matching Contributions and Compensation of his Family Member(s), and such Family Member(s) shall not be considered a separate Employee for purposes of determining the Actual Deferral Percentage for any group under the Plan to the extent required by section 414(q) of the Code and any regulations promulgated thereunder.

                 In the event that as of the last day of a Plan Year this Plan satisfies the requirements of Section 401(a)(4) or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of Section 401(a)(4) or 410(b) of the Code only if aggregated with this Plan, then this Section shall be a plied by determining the Actual Deferral Ratios of employees as if all such plans P were a single plan, in accordance with Treasury Regulations under Section 401(k) of the Code. For purposes of this Section, the Actual Deferral Ratio for any employee who is a Highly Compensated Employee under two or more Code Section 401(a) plans of the Company or an Affiliated Company, to the extent required by Code Section 401(k), shall be determined in a manner taking into account the elective contributions for such employee under each of such plans.

                 At any time during the Plan Year, the Committee may direct the Company to suspend or reduce the amount of Tax Deferred Contributions with respect to any Participant if the Committee determines that such suspension or reduction is necessary to cause the tests described above to be met.

                  (b) If the Plan fails to satisfy the Actual Deferral Percentage Test for any Plan Year as set forth in subsection (a) above, the Committee shall correct Excess Contributions as set forth below:

                       (i) For purposes of satisfying the Actual Deferral Percentage Test for a Plan Year, the Company, in its sole discretion, may contribute Qualified Nonelective Contributions and/or Qualified Matching Contributions to the Trust which shall be allocated to the Account(s) of Employees eligible to share in Qualified Nonelective Contributions and/or Qualified Matching Contributions for the Plan Year in accordance with the provisions of Article 4. The amount of Qualified Nonelective Contributions and/or Qualified Matching Contributions taken into account as Tax Deferred Contributions for purposes of calculating the Actual Deferral Percentages of Employees shall be such Qualified Nonelective Contributions and/or Qualified Matching Contributions as are necessary to satisfy the Actual Deferral Percentage Test for the Plan Year, subject to such other requirements as may be prescribed by the Secretary of Treasury.

                       (ii) To the extent Qualified Nonelective Contributions and/or Qualified Matching Contributions are not made or are insufficient to satisfy the Actual Deferral Percentage Test, the Committee shall direct the Trustees to reduce the Tax Defer-red Contributions of the Highly

         Compensated Employees in order of their deferral percentages beginning with the highest of such percentages, to the extent necessary to cause the Plan to meet the limitation set forth in subsection (a) above. Any Tax Deferred Contributions so reduced, together with the income or loss allocable thereto determined in accordance with section 401(k) of the Code and regulations thereunder, shall be distributed to the Highly Compensated Employee on whose behalf such contributions were made no later than March 15 of the following Plan Year. Notwithstanding the foregoing, the amount that would otherwise be distributed to a Participant in accordance with the provisions of this Section 6.02 shall be reduced by the amount, if any, of the Excess Deferrals previously distributed for the taxable year ending in the same Plan Year. Further, the distribution of excess contributions will include the income allocable thereto. The income allocable to excess contributions includes both income for the Plan Year for which the excess contributions were made and income for the period between the end of the Plan Year and the date of distribution. For purposes of
         Section 6.02(b) the income allocable to excess contributions shall be calculated in accordance with Treasury Regulations Section 1.401(k)-l(f)(4).

                       The determination and correction of excess contributions made by and on behalf of a Highly Compensated Employee whose Actual Deferral Ratio is determined under the family aggregation rules shall be accomplished by reducing the Actual Deferral Ratio as required under the foregoing paragraph and allocating the excess contributions for the family unit in proportion to the Tax Deferred Contributions of each family member that are combined to determine the Actual Deferral Ratio.

                  (c) The Committee shall determine each Plan Year whether the limitation set forth in subsection (a) above is met and its determination shall be final and binding on all persons.

          6.03 RETURN OF EXCESS DEFERRALS. If, during any calendar year, more than the maximum permissible dollar amount under Section 3.04 of the Plan (and section 402(g) of the Code) is allocated pursuant to one or more cash or deferred arrangements to a Participant's accounts under this Plan and any other plan described in sections 401(k), 408(k), or 403(b) of the Code, the following provisions shall apply:

                  (a) no later than March 1, of the next succeeding calendar year, the Participant may, but is not required to, allocate all or part of such contributions in excess of the maximum permissible dollar amount ("Excess Deferrals") to the Plan. To be effective, such allocation must be in writing, state that excess deferrals have been made on behalf of such Participant for the preceding calendar year, and be submitted to the Committee;

                  (b) to the extent a Participant allocates Excess Deferrals in a timely manner to this Plan pursuant to (a) above, the Committee shall direct the Trustees to return such Excess Deferrals, as adjusted for income or losses, to the Company for distribution to the Participant no later than April 15 following such allocation; and

                  (c) the Excess Deferrals that are distributed for a taxable year will be reduced by excess contributions previously distributed or recharacterized for the Plan beginning in such taxable year.

          6.04    LIMITATION ON MATCHING AND VOLUNTARY CONTRIBUTIONS.

                  (a) The Matching Contributions made on behalf of a Participant for a Plan Year shall satisfy the test set forth in (i)(A) below, or the alternative test set forth in (i)(B) below, and to the extent required by Treasury Regulations under Code Section 401(m), also shall satisfy the test identified in (ii) below:

                        (i) (A) the Actual Contribution Percentage for the
                 Highly Compensated Employees is not more than the Actual Contribution Percentage for all other Employees multiplied by 1.25; or

                              (B) the excess of the Actual Contribution
                 Percentage for the Highly Compensated Employees over the Actual Contribution Percentage for all other Employees is not more than two (2) percentage points, and the Actual Contribution Percentage for the Highly Compensated Employees is not more than the Actual Contribution Percentage for all other Employees multiplied by two (2). (ii) The Actual Contribution Percentage Highly Compensated Employees eligible to participate in this Plan and a plan of the Company or an Affiliated Company that is subject to the limitations of Section 401(m) of the Code including, if applicable, this Plan, shall be reduced in accordance with Section 6.04(b), to the extent necessary to satisfy the requirements of Treasury Regulations Section 1.401(m)-2.

                  For purpose of this subsection (a), the "Actual Contribution Percentage" for a specified group of Participants for a Plan Year shall be the average of the ratios calculated separately for each Employee in such group (herein the "Actual Contribution Ratios") (A) the sum of (i) Matching Contributions, (ii) Qualified Nonelective Contributions and Qualified Matching Contributions which meet the requirements of Treasury. Regulations Section 1.401(k)-l(b)(5) to the extent such Contributions are not taken into account for purposes of satisfying the Actual Deferral Percentage Test and which the Company, in its sole discretion, elects to treat as Matching Contributions for purposes of satisfying the Actual Contributions Percentage Test actually paid over. to the Trust on behalf of the Participant for such Plan Year, and (iii) Voluntary Contributions contributed under the Plan on behalf of each such Participant for such Plan Year to (B) the Participant's Compensation for the Plan Year. In determining the contribution percentage of a Highly Compensated Employee who has a Family Member, the Matching Contributions, Qualified Nonelective Contributions and Qualified Matching Contributions made on behalf of and the Compensation of such Highly Compensated Employee shall include the Matching Contributions, Qualified Nonelective Contributions and Qualified Matching Contributions and Compensation of his Family Member(s), and such Family Member(s) shall not be considered a separate Participant for purposes of determining the Actual Contribution Percentage for any group under the Plan to the extent required by section 414(q) of the Code and any regulations promulgated thereunder.

                  In the event that as of the last day of a Plan Year this Plan satisfies the requirements of Section 401(a)(4) or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of Section 401(a)(4) or 410(b) of the Code only if aggregated with this Plan, then this Section shall be applied by determining the Actual Contribution Ratios of employees as if all such plans were a single plan, in accordance with Treasury Regulations under Section 401(m) of the Code. For purposes of this Section, the Actual Contribution Ratio for any employee who is a Highly Compensated Employee under two or more Code Section 401(a) plans of the Company or an Affiliated Company, to the extent required by Code Section-401(m), shall be determined in a manner taking into account the voluntary employee contributions and matching contributions for such employee under each of such plans.

                  To the extent determined by the Committee and in accordance with applicable Treasury Regulations under Code Section 401(m)(3), Tax Deferred Contributions and Qualified Nonelective Contributions made on behalf of a Participant may be taken into account for purposes of calculating the Actual Contribution Ratio of such Participant, but only if the conditions set forth in Treasury Regulations Section 1.401(m)-l(b)(5) are satisfied.

                  At any time during the Plan Year, the Committee may direct the Company to suspend or reduce the amount of Matching Contributions with respect to any

Participant if the Committee determines that such suspension or reduction is necessary to cause the tests described above to be met.

                 (b) If the Plan fails to satisfy the Actual Contribution Percentage Test for any Plan Year, the Committee shall correct Excess Aggregate Contributions as set forth below:

                        (i) For purposes of satisfying the Actual Contribution Percentage Test for a Plan Year, in its sole discretion, may contribute Qualified Nonelective Contributions and/or Qualified Matching Contributions to the Trust which shall be allocated to those Participants eligible to share in the Qualified Nonelective Contributions and/or Qualified Matching Contributions for the Plan Year in accordance with the provisions of Article 4. The amount of Qualified Nonelective Contributions and/or Qualified Matching Contributions taken into account as- Matching Contributions for purposes of calculating the Actual Contribution Ratios of Employees shall be such Qualified Nonelective Contributions and/or Qualified Matching Contributions as are necessary to satisfy the Actual Contribution Percentage Test for the Plan Year subject to such other requirements as may be prescribed by the Secretary of Treasury.

                        (ii) To the extent Qualified Nonelective Contributions and/or Qualified Matching Contributions are not made or are insufficient to satisfy the Actual Contribution Percentage Test, the Committee shall direct the Trustees to distribute to the Highly Compensated Employees, in order of their contribution percentages beginning with the highest of such percentages, the amount of Excess Aggregate Contributions, plus earnings thereon, necessary to cause the Plan to meet such limitation for such Plan Year. Excess Aggregate Contributions shall be distributed first from a Participant's Voluntary Contributions and, if necessary, from the Participant's vested Matching Contributions for the Plan Year. All such Excess Aggregate Contributions together with the income and loss allocable thereto determined in accordance with section 401(m) of the Code and the regulations thereunder, shall be distributed to the Highly Compensated Employee on whose behalf such contributions were made no later than March 15 of the following Plan Year. Nonvested Matching Contributions which constitute Excess Aggregate Contributions will be forfeited and reallocated to the Accounts of Participants who do not have Excess Aggregate Contributions.

          The determination and correction of Excess Aggregate Contributions made by and on behalf of a Highly Compensated Employee whose Actual Contribution Ratio is determined under the family aggregation rules shall be accomplished by reducing the Actual Contribution Ratio as required under the foregoing paragraph and allocating the Excess Aggregate Contributions for the family unit in proportion to the Matching Contributions of each family member that are combined to determine the Actual Contribution Ratio.

          6.05 LIMITATIONS ON ANNUAL ADDITIONS. Notwithstanding anything hereinabove to the contrary, the sum of the amounts credited to the accounts of any

Participant for any Plan Year pursuant to Section 5.02 (dealing with Tax Deferred Contributions), Section 5.03 (dealing with Matching Contributions),
Section 5.04 (dealing with Company Contributions), Section 5.05 (dealing with Qualified Nonelective Contributions and Qualified Matching Contributions), and this Section 6.05 shall be reduced to the extent that such amounts, plus any other Annual Additions (as defined below) would cause the sum of all such contributions and Annual Additions credited to the accounts of such Participant under the Plan for such Plan Year to exceed the lesser of (a) Thirty Thousand Dollars ($30,000) (or, if greater, one-fourth of the defined benefit dollar limitation set forth in section 415(b) of the Code, as adjusted pursuant to section 415(d) of the Code), or (b) twenty-five percent (25%) of such Participant's total compensation (determined in accordance with section 415 of the Code and the regulations thereunder) for such Plan Year, provided, however, that a Participant's total compensation shall not exceed Two Hundred Thousand Dollars ($200,000) for any Plan Year for Plan Years beginning prior to January 1, 1994 and One Hundred Fifty Thousand Dollars ($150,000) for any Plan Year for Plan Years beginning on or after January 1, 1994 (or such larger amount as the Secretary of the Treasury may determine for such Plan Year under section 401(a)(17) of the Code). Any reduction required pursuant to the foregoing sentence shall be made only if such reduction is the result of the allocation of forfeitures, a reasonable error in estimating a Participant's annual compensation, a reasonable error in determining the amount of Tax Deferred Contributions that may be made with respect to any individual under the limits of Code Section 415, or under other limited facts and circumstances permitted by the Commissioner of the Internal Revenue Service. Any such reductions shall be made in the following order:

                        (i) the unmatched Tax Deferred Contributions allocated to such Participant's Tax Deferred Account pursuant to Section 5.02 shall be reduced first;

                        (ii) the matched Tax Deferred Contributions allocated to such Participant's Tax Deferred Account pursuant to Section 5.02 shall be reduced next;

                        (iii) the Matching Contributions allocated to such Participant's Company Account pursuant to Section 5.04 shall be reduced next; and

                        (iv) the Company Contributions allocated to such Participant's Company Account pursuant to Section 5.05 shall be reduced next;

                        (v) the Qualified Nonelective Contributions allocated to such Participant's Tax Deferred Account pursuant to Section 5.03 shall be reduced next; and

                        (vi) the Qualified Matching Contributions allocated to such Participant's Company Account pursuant to Section 5.03 shall be reduced last.

                  In the event any reduction is required pursuant to subsection
(i) above, the amount of such reduction shall be returned to the Participant. In the event any reduction is required pursuant to subsection (ii) above, the amount of such reduction shall be returned to the Participant and any Matching Contributions attributable thereto shall be reduced to the extent necessary to eliminate any remaining excess amount. In the event any reduction of amounts other than Tax Deferred Contributions is required, the amount of such reduction shall be allocated and credited pursuant to the procedures set forth in Section 5.05 above (with respect to the allocation of Company Contributions) to the Company Accounts of remaining Participants exclusive of any other Participant for whom a reduction for such Plan Year has been required pursuant to this Section 6.05. Any such reductions which cannot be so reallocated shall be held unallocated by the Trustees and shall be treated as if they were a Company Contribution to be allocated under
Section 5.05 with respect to the succeeding Plan Year.

                  For purposes of this Section 6.05, the term "Annual Additions" means the sum of the following amounts credited to a Participant's Account for any Limitation Year:

                  (a)   employer contributions;

                  (b)   forfeitures;

                  (c)   voluntary employee contributions;

                  (d) amounts allocated to an individual medical account, as defined in Code Section 415(l)(2) which is part of a pension or annuity plan maintained by the Company;

                  (e) amounts derived from contributions which are attributable to postretirement medical benefits allocated to the separate account of a key employee (as defined in Code Section 419A(d)(3)) under a welfare benefit plan, as defined in Code Section 419(e), maintained. by the Company; and

                  (f) Amounts allocated under a simplified employee pension (as defined in Code Section 408(k)).

                  For purposes of this Section 6.05, the following special rules shall apply: First, all defined contribution plans of the Company shall be treated as one defined contribution plan for purposes of applying the limitations set forth above in this Section. Second, if the Company is a member of a controlled group of corporations or trades or businesses under common control (as defined in Code Section 1563(a) or Code Sections 414(b) or (c) as modified by Code Section 415(h)), an affiliated service group (as defined by Code Section 414(m)), or a group of entities required to be aggregated pursuant to Code Section 414(o), all employees of such employers shall be considered to be employed by a single employer. The limitations of this Section 6.05 shall be allocated among the members as the members shall agree, or absent agreement, in proportion to the Participant's Compensation from each member.

                  In the event a Participant hereunder also is a participant in any qualified defined benefit plan (within the meaning of Section 415(k) of the Code) of the Company or an Affiliated Company, then the benefit payable under such defined benefit plan, or any of them, shall be reduced for so long and to the extent necessary to provide that the sum of the "defined benefit fraction" and the "defined contribution fraction' for any Limitation Year shall not exceed
1. For purposes of this Section 6.05, the "defined benefit fraction" shall be a fraction, the numerator of which is the projected benefit of a Participant under all qualified defined benefit plans adopted by the Company or an Affiliated Company expressed as either an annual straight life annuity or a qualified joint and survivor annuity providing the maximum permissible survivor benefit (determined as of the close of the Limitation Year), and the denomination of which is the lesser of (i) the maximum dollar amount otherwise allowable for such Limitation Year under applicable law times 1.25 or (ii) the percentage of the compensation limit for such Limitation Year times 1.4. For purposes of this
Section 6.05, the "defined contribution fraction" shall be a fraction, the numerator of which is the sum of the annual additions to the Participant's account under this Plan and any other defined contribution plans adopted by the Company or an Affiliated Company for each Limitation Year, and the denominator of which is the lesser for each such Limitation Year of (i) the maximum Annual Addition which could have been made under this Plan and any other defined contribution plans adopted by the Company or an Affiliated Company for such Limitation Year and for each prior Limitation Year of service with the Company or an Affiliated Company times 1.25 or (ii) the amount determined under the percentage of compensation limit for such Limitation Year times 1.4. For purposes of this paragraph, the status of an entity as an Affiliated Company shall be determined by reference to the percentage tests set forth in Code
Section 415(h).

                                 ARTICLE VII.

                      PAYMENTS TO OR FOR THE ACCOUNT OF

                   PARTICIPANTS OR TERMINATED PARTICIPANTS

          7.01 RESTRICTIONS ON PAYMENTS AND DISTRIBUTIONS. No money or other property of the Trust shall be paid out or distributed by the Trustees except
(a) for the purchase or other acquisition of appropriate investments; (b) for defraying the-expenses, including taxes, if any, of administering the Trust as elsewhere herein provided; (c) for the purpose of making distributions to or for the account of Participants at the written direction of the Committee in accordance with the rules set forth below; (d) for the return of Company contributions pursuant to
Section 4.06; or (e) for the purpose of complying with the terms of a qualified domestic relations order, within the meaning of section 414(p) of the Code. All benefits payable under the Plan shall be paid or provided for solely from the Trust, and the Company assumes no liability or responsibility therefore.

          7.02 RETIREMENT. A Participant shall become fully vested in his accounts upon attainment of Normal Retirement Age. Upon retirement of a Participant, which shall be deemed to mean any termination of his employment with the Company at or after his Normal Retirement Age, the full amount then standing to the credit of such Participant's accounts shall be distributed to him or applied for his benefit as provided in Section 7.07. A Participant who remains in the active employ of the Company after attaining Normal Retirement Age shall continue as a Participant for all purposes of the Plan until the date of his actual retirement.

          7.03 DISABILITY RETIREMENT. If the Committee shall determine, on the basis of such medical evidence as it may reasonably require, that a Participant is totally incapable of performing his assigned duties with the Company and is therefore unable to continue in the employ of the Company by reason of the sickness or disability (whether mental or physical) of such Participant which is causing such total incapacity, the Company shall direct the Trustees to apply the full amount then standing to the credit of such Participant's accounts for his. benefit as provided in Section 7.07. The Committee's determination as to whether a Participant has become sick or disabled so as to be unable to continue in the employ of the Company shall be conclusive and binding on all persons.

          7.04    DEATH BENEFITS.

                  (a) Upon the death of any Participant who has a surviving spouse, the Committee shall direct the Trustees to distribute the full amount standing to the credit of such Participant's accounts (reduced by any security interest held by the Plan by reason of a loan outstanding to the Participant) to the Participant's surviving spouse, unless the exception provided by paragraph
(b) of this Section 7.04 applies.

                  (b) The requirement of subsection (a) of this Section 7.04 shall not apply if (i) the Participant elects to designate a Beneficiary other than his spouse and his spouse (A) consents in writing to such election, (B) such election designates a beneficiary which may not be changed without the consent of the spouse (or the consent of the spouse expressly permits designations by the Participant without any requirement of further consent by the spouse), and (C) the spouse's consent acknowledges the effect of such election and is witnessed by a Plan representative or a notary public, or (ii) if it is established to the satisfaction of the Committee that the consent of the surviving spouse could not have been obtained because there is no spouse, because the spouse cannot be located, or because of other circumstances prescribed by regulations under section 417(a)(2) of the Code.

                  A former spouse shall be treated as a surviving spouse to the extent benefits must be paid to such former spouse upon the Participant's death pursuant to a qualified domestic relations order (as defined in section 414(p) of the Code), except that no consent shall be required from such former spouse with respect to the designation of a Beneficiary to receive benefits not subject to said order.

                  (c) If, and only if, a Participant is not married or, if married, is permitted under this Section 7.04 to designate a Beneficiary other than his surviving spouse, then such Participant's accounts shall be distributed in accordance with this subsection (c) of Section 7.04. Such a Participant shall have the right to designate one or more Beneficiaries, including contingent Beneficiaries, entitled to receive the amount payable in behalf of such Participant under the provisions of this Plan in the event of death. Such designation shall be made in writing in such manner as the Committee shall determine. A Participant may change such designation from time to time, and may revoke such designation; provided, however, that any subsequent designation must meet the requirements of this Section 7.04. Upon the death of any Participant, the Committee shall direct the Trustees to distribute, for the benefit of such Participant's Beneficiaries and subject to the provisions of Section 7.08, the full amount standing to the credit of the Participant's accounts. If a Participant dies without having designated a Beneficiary, or if none of the designated Beneficiaries survives the Participant, or if the Committee is in doubt as to the effective status of a Beneficiary designation, payment of any sum that would otherwise have been payable to such Beneficiary will be made to the first surviving class of the following classes of successive preference Beneficiaries, all members of such class to share equally: the Participant's (i) surviving spouse; (ii) surviving issue (including adopted children) per stirpes;
(iii) surviving parents; (iv) brothers and sisters, in equal shares; and (v) executors and administrators. If a Beneficiary entitled to receive any amount payable in behalf of a Participant dies before receiving the entire amount to which such Beneficiary is entitled, the undistributed balance, together with any income or loss accumulated thereon, shall be distributed to such Beneficiary's estate in accordance with Section 7.07.

          7.05    TERMINATION OF  PRIOR TO RETIREMENT OR DEATH.

                  (a) If any Participant's employment with the Company terminates under circumstances other than by reason of retirement, disability or death, as provided for under Sections 7.02 through 7.04, he shall be entitled to a vested benefit equal to the sum of (i) 100% of the amounts standing to the credit of his Tax Deferred Account, Voluntary Contribution Account, Rollover Account, Qualified Nonelective Contributions Account, plus (ii) that percentage of the amount standing to the credit of his Company Account, based upon his Years of Vesting Service, which shall be determined under the following schedule.

                        YEARS                          VESTED
                     OF SERVICE                     PERCENTAGE
                     ----------                     ----------

                     1 but less than 2                20%
                     2 but less than 3                40%
                     3 but less than 4                60%
                     4 but less than 5                80%
                     5 or more                        100%



                  A Participant whose employment with the Company terminates and who immediately thereafter becomes an employee of an Affiliated Company shall not be considered to have terminated his employment for purposes of this section until his employment with the Affiliated Company subsequently terminates.

                  The vested benefit determined in accordance with the foregoing provision shall never be adjusted or altered in any fashion on account of any Years of Vesting Service which the Participant might complete upon reemployment with the Company or an Affiliated Company after a Break in Service., except as provided in Section 7.06.


                  (b) The determination of the amount to which such terminated Participant is entitled in accordance with the foregoing rules shall be made by the Committee and communicated to the Trustees.

                  (c) Any amount standing to the credit of a Participant's Company Account to which he is not entitled at the time of his termination of employment shall be forfeited by him upon the earlier of the payment of the full amount to which such Participant is entitled under the Plan or the incurrence of five (5) Consecutive Breaks in Service by the Participant. For purposes of the preceding sentence, a terminated Participant who is not entitled to receive any amount under the Plan shall be deemed to have received the entire amount to which he is entitled on the date his employment terminates and shall forfeit his entire Company Account as of that date. At the close of the Plan Year in which any forfeitures occur, all such forfeited amounts shall be applied to reduce the Company's Matching Contributions for such Plan Year.

          7.06 REEMPLOYMENT. If a terminated Participant is reemployed by the Company, he shall again become an active Participant upon reemployment pursuant to Section 3.03.

                  If such a reemployed Participant was not 100% vested in his Company Account under Section 7.05(a) at the time of his prior termination, the following special provisions shall apply:

                  (a) If such a terminated Participant is reemployed after incurring five (5) consecutive Breaks in Service, he shall have no rights with respect to any amounts previously forfeited from his Company Account, and any portion of his Company Account which has not been distributed shall be held in a separate, fully vested Company Account until such Participant becomes 100% vested under Section 7.05(a) whereupon it shall be merged with the Company Account otherwise maintained form him.

                  (b) If such a terminated Participant is reemployed before incurring five (5) consecutive Break in Service, the full amount, if any, which was forfeited from his Company Account as a result of his prior termination shall be restored to his Company Account as of the date of reemployment. If such terminated Participant had previously received a distribution of all or any part of the vested portion of his Company Account, the vested portion of his Company Account shall thereafter be determined by (i) adding the amount previously distributed to his current Company Account balance, (ii) multiplying the resulting sum by his current vesting percentage and (iii) subtracting from the resulting product the amount previously distributed.

          7.07    METHODS OF PAYMENT.

                  (a) Whenever under this Article VU any amount is required to be distributed or applied for the benefit of any Participant or Beneficiary or other person, such distribution shall be made by the payment or commencement of payments under such one or more of the following methods as the Participant or Beneficiary may elect.

          Option A. One lump sum payment in cash (or in kind or party in cash and partly in kind).

          Option B. Payments in annual periodic installments, in cash (or in kind or partly in cash and partly in kind), reasonably nearly equal in amount, over any period not exceeding fifteen (15) years.

If a Participant or Beneficiary fails to make an election under this Section 7.07(a), he shall receive his benefit (in a single cash payment) pursuant to Option A. Notwithstanding the foregoing, if the amount standing to the credit of a Participant's accounts does not exceed (and has never exceeded before any prior distribution) Three Thousand Five Hundred Dollars ($3,500), the -Participant or Beneficiary shall automatically receive his benefit in one lump sum payment in cash.

                  (b) Whenever during any Plan Year the amount standing to the credit of a Participant's accounts becomes distributable pursuant to Sections
7.02 through 7.05, distribution at such retirement, disability, death or termination of employment, as the case may be, shall be made or commenced within a reasonable time after the latest of (1) the end of the Plan Year in which such termination occurs, (2) the determination of the allocation to which the Participant is entitled under Section 5.04 with respect to such Plan Year, or
(3) if Section 7.08(a) is applicable to such Participant, the date the Participant consents to a distribution pursuant to that Section.

                  (c) Notwithstanding anything herein to the contrary, effective January 1, 1993, a Participant may elect to have an Eligible Rollover Distribution paid directly by the Trustee to the trustee of an Eligible Retirement Plan.

          7.08 RESTRICTIONS ON METHOD AND TIMING OF PAYMENT. Notwithstanding any provision of the contrary, in order to comply with Sections 401(a)(9), 411(a)(11) and 414(p) of the Code, the following provisions shall apply:

                  (a) If the sum of a Participant's account balances to be distributed upon retirement, disability or severance under Sections 7.02, 7.03 or 7.05 is greater than Three Thousand Five Hundred Dollars ($3,500), such account balances shall not be distributed in whole or in part until the earlier of (i) the date the Participant attains Normal Retirement Age or (ii) the Participant's death, unless the Participant consents to such earlier distribution in writing.

                  (b) In the case of distribution to a Participant, the period of years selected under Option B shall be such that the requirements set forth in both (i) and (ii) below are satisfied at the time distribution to such Participant is to commence.

                        (i) No method of payment hereunder may be selected which would provide for payment to any person during any period longer than the life expectancy of the Participant or the joint life and last survivor expectancy of the Participant and his Beneficiary, determined using attained ages as of the calendar year in which payments commence and Table V or VI of Treasury Regulation section 1.72-9.

                        (ii) If someone other than the Participant's spouse is designated to receive benefits, then the period of years over which installment payments are to be paid shall be such that any period of years remaining as of the calendar year in which the Participant attains age seventy and one-half (70'1/2) or any subsequent calendar year shall meet the minimum distribution incidental benefit requirement which shall be determined in accordance with regulations promulgated under section 401(a)(9) of the Code.

                  For purposes of this Section 7.08(b) and Section 7.08(e), a Participant's Beneficiary shall be determined in accordance with regulations promulgated under section 401(a)(9) of the Code.

                  (c) In no event shall the distribution of a Participant's Accounts, unless the Participant otherwise elects, begin later than the sixtieth
(60th) day after the close of the Plan Year in which the later of the following events occurs:

                        (i)   the Participant's sixty-fifth (65th) birthday;

                        (ii) the tenth (10th) anniversary of the date on which the Participant first became a Participant; or

                        (iii) the Participant's termination of service with the Company (and any Affiliated Company).

                  (d) In no event shall the distribution of benefits to a Participant begin later than the April 1 next following the calendar year in which such Participant attains age seventy and one-half (70%) (the 'Required Distribution Date"). Notwithstanding the foregoing, the Required Distribution Date for any Participant (i) who is not a "five-percent owner" (within the meaning of section 416(i)(1)(B)(i) of the Code) at any time during the five Plan Year period ending in the calendar year in which the Participant attains age seventy and one-half (70%) and (ii) who attains age seventy and one-half (70%) before January 1, 1988, shall be no earlier than the April 1 next following the calendar year in which the Participant terminates employment with the Company.

                  (e) In the event a Participant dies before his Required Distribution Date and his surviving spouse is not his Beneficiary, his entire interest shall be paid to his Beneficiary in a lump sum no later than December 31 of the calendar year containing the fifth (5th) anniversary of the Participant's death; provided, however, that the Participant's Beneficiary may elect, no later than December 31 of the calendar year following the calendar year in which the Participant died, to receive installment payments commencing no later than such date and payable over a period not exceeding the Beneficiary's life expectancy. If the Participant's Beneficiary is his surviving spouse, the Participant's entire interest shall be paid to his surviving spouse in installment payments commencing no later than December 31 of the calendar year in which the Participant would have attained age seventy and one-half (70-1/2) and payable over a period not exceeding the life expectancy of the surviving spouse, provided, however, that the surviving spouse always as has the right to elect to receive her benefits in a lump sum. If the spouse dies before said date, subsequent distributions shall be made as if the spouse had been the Participant. Life expectancy win be calculated in accordance with Treasury Regulation section 1.72-9 and regulations promulgated under section 401(a)(9) of the Code.

                  If a Participant dies on or after his Required Distribution Date, the Participant's remaining interest in the Plan shall be distributed at least as rapidly as under the method of distribution being used as of the date of death.

                  (f) If, and to the extent that, any portion of a Participant's account balances is payable to a former spouse or dependent pursuant to a qualified domestic relations order within the meaning of sections 401(a)(13)(B) and 414(p) of the Code, the provisions of said order shall govern the distribution thereof. Such an order may provide for payments to a former spouse or dependent even though the Participant is still employed by the Company or is otherwise not eligible for the distribution of benefits under the Plan.

          7.09    WITHDRAWALS DURING EMPLOYMENT.

                  (a) Upon written notice given to the Committee at least thirty
(30) days (or such shorter period as the Committee allows) prior to a Valuation Date, a Participant may withdraw fifty percent (50%) or one hundred percent (100%) of the amount standing to the credit of his Voluntary Contribution Account and/or Rollover Account as of such Valuation Date.

                  (b) Upon written notice to the Committee at least thirty (30) days (or such shorter period as the Committee allows) prior to a Valuation Date, a Participant who has not yet attained age fifty-nine and one-half (59Y2) and has withdrawn the full amount, if any, standing to the credit of his Voluntary Contribution Account and/or Rollover Account, may at any time during his employment with the Company withdraw all or any portion of the amount (determined as of such Valuation Date) standing to the credit of his Tax Deferred Account, excluding any outstanding loan amounts with respect to such account, but only in order, and to the extent necessary, to meet a "Financial Hardship"; provided, no such withdrawal may exceed the aggregate amount of the Tax Deferred Contributions made on his behalf by the Company, reduced by the sum of all prior withdrawals from such Participant's Tax Deferred Account. The determination that the Participant is faced with a Financial Hardship and of the amount required to meet such Financial Hardship which is not reasonably available from other resources of the Participant shall be made by the Committee in accordance with uniform and nondiscriminatory standards and policies which shall be adopted by the Committee and consistently applied to each application for a withdrawal pursuant to this Section 7.09(b). For purposes of this Section 7.09(b), 'Financial Hardship" shall mean an immediate and heavy financial need which such Participant is not able to meet from any other reasonably available resources. In determining that such Participant is not able to meet such Financial Hardship from any other sources, the Committee may reasonably rely upon the written certification of the Participant given in accordance with the regulations under section 401(k). Subject to the foregoing and the requirements of section 401(k) of the Code and any regulations thereunder, the term 'Financial Hardship" shall mean and include the following:

                        (i) the purchase (excluding mortgage payments) of a principal residence of the Participant;

                        (ii) the payment of the tuition for the next semester or quarter of post-secondary education for the Participant, his spouse, children, or dependents;

                        (iii) the medical expenses described in section 213(d) of the Code which are incurred by the Participant, his spouse or any dependent, and which are not covered by insurance; or

                        (iv) the need to prevent an eviction or mortgage foreclosure on the Participant's principal residence.

                  (c) Upon written notice to the Committee at least thirty (30) days (or such shorter period as the Committee allows) prior to a Valuation Date, a Participant who is at least fifty-nine and one-half (59%) years old shall be entitled to withdraw all or any portion of his Tax Deferred Account as of such Valuation Date.

                  (d) A Participant may specify that a withdrawal under this
Section 7.09 is to be charged to his interest in one or more specific Investment Media in which the account charged with the withdrawal is invested. Unless so specified, distribution will be made out of the interests of such account in each Investment Medium in accordance with the proportion which the interest of such account in such Investment Medium bears to the total value of such account, subject however to such restrictions as may be applicable to the particular Investment Media.

                  (e) AR withdrawals under this Section 7.09 shall be made as soon as practicable after the Valuation Date next following timely receipt by the Committee of the Participant's written notice.

      7.10 LOANS TO MEMBERS. The Committee shall be responsible for establishing and administering the loan program described below. Upon written application of a Participant submitted to the Committee at least thirty (30) days (or such shorter period as the Committee allows) prior to a Valuation Date, the Committee may direct the Trustees to lend to such Participant such amount or amounts from his Tax Deferred Account, and the vested portion of his Company Account, as the Committee may determine proper. The loan, when added to all other loans outstanding from the Plan, may not exceed the lesser of:

            (a) Fifty Thousand Dollars ($50,000), reduced by the excess, if any, of:

                  (i) The highest outstanding balance of loans from the Plan during the one (1) year period ending on the date before the date such loan is made, over

                  (ii) The outstanding balance of loans from the Plan on the date such loan is made; or

            (b) fifty percent (50%) of the vested balance of such Participant's Account (excluding any accumulated deductible Employee Contributions as defined in section 72(o)(5)(B) of the Code).

            Loans shall be made available to all Participants on a reasonably equivalent basis, except that the Committee may make reasonable distinctions based upon credit-worthiness, length of employment, other obligations of the Participant and other factors that may adversely affect the ability to assure repayment. The Committee may also consider liquidity. The decision as to whether a loan shall or shall not be made in any case shall rest solely within the discretion of the Committee, such discretion to be exercised consistently with the provisions of Section 9.05 and with such procedures as the Committee may establish pursuant to this Section 7.10. Loans will not be granted for amounts less than Five Hundred Dollars ($500). Loans approved under this Section 7.10 shall be made as soon as reasonably practicable after the Valuation Date next following timely receipt by the Committee of the Participant's written application.

            Each such loan shall be made at such reasonable rate of interest as the Committee may determine, which shall be commensurate with rates charged by commercial lenders for similar loans to similar borrowers, and shall be subject to such other terms and conditions as the Committee may deem proper, and shall be evidenced by the promissory note of the Participant and adequately secured with collateral of sufficient value to reasonably compensate for a loss of principal and interest in case of default. For loans granted or renewed after October 18, 1989, no more than fifty percent (50%) of the present value of a Participant's vested accrued benefit, computed immediately after the origination of the loan, may be considered as security for Plan loans made to that Participant. Other collateral, if required, shall be similar in amount and type to that which would be required by a commercial lender in a typical arm's length transaction under similar circumstances. Each such loan shall be repaid by payroll deduction as authorized by the Committee, shall be amortized over the term of the loan in level payments made not less frequently than quarterly, and shall be repaid within five (5) years unless such loan is used to acquire a dwelling unit which within a reasonable period of time is to be used determined at the time the loan is made) as the principal residence of the Participant in which case the repayment period shall not exceed twenty (20) years.

            Each such loan shall be deemed to be an investment made at the direction of such Participant and shall be credited to a separate investment account for the borrowing Participant. An amount equal to the principal amount of such loan when made shall be charged to the interests of such Participant's Self-Directed Account.

            A Participant may specify that a loan under this Section 7.10 is to be charged to his interest in one or more specific Investment media in which his Self Directed Account is invested. Unless so specified, the loan amounts shall be made out of the interest of such account in each Investment Medium in accordance with the proportion of which the interest of such account in such Investment Medium bears to the total value of such account, subject, however, to such restrictions as may be applicable to the particular Investment Media.

            All interest and loan repayments shall be credited to the Self-Directed Account of such Participant and shall be reinvested in the Investment Media in accordance with the most recent investment election of such Participant with respect to contributions credited to such account. All expenses incurred by the Committee and the Trustees, including reasonable attorneys' fees and court costs, as a result of a default by a Participant shall be charged against the Participant's accounts.

            A loan under this Section 7. 10 will be deemed in default upon failure of the borrower to make any payment of principal or interest when due, and the Trustees shall in that event take such steps at such times as may be reasonably necessary to protect and preserve Plan assets. Notwithstanding the foregoing, in the event of default, foreclosure on the collateral for a loan under this section will not occur until a distributable event occurs in the Plan. If any loan has been in default for six (6) consecutive months, and is not current as of the end of the Plan Year, the Committee shall deduct the outstanding balance of the loan, including interest, from any distribution of Trust Assets to which a Participant or his Beneficiary may be entitled if a distribution may be made to the Participant at the end of the Plan Year. If the Participant's Account is not sufficient to pay the remaining balance of any such loan, he shall be liable for any balance still due, and shall continue to make payments to the Trustees. No distribution shall be made to any Participant or his Beneficiary until all loans, including interest thereon, have been paid. If any Participant is in default on a loan made under this Section 7.10 and has been in default for six (6) consecutive months, the Salary Deferral Election of such Participant shall be automatically suspended until the loan is brought current.

            In the case of a Participant who is married at the time a loan is made, the consent of his spouse must be obtained as a condition precedent to the making of the loan. The consent must be obtained within the ninety (90) day period prior to the making of the loan. The consent shall be in writing, be witnessed by a Plan representative or a notary public and shall acknowledge the rights of the Trustees to make appropriate offset against the benefits payable to a Participant in the amount of any principal and interest outstanding on the loan at the time benefits become distributable under the terms of the Plan.

          7.11 DISCHARGE OF TRUSTEES' OBLIGATION TO MAKE PAYMENTS. Whenever the Trustees are required to make any payment or payments to any person in accordance with the provisions of this Article VII or Article VIII, the Committee shall notify the Trustees in writing of such person's last known address as it appears in the Committee's records; and the obligations of the Trustees and the Committee to make such payment or payments shall be fully discharged by mailing the same to the address specified by the Committee.

          7.12 QUALIFIED DOMESTIC RELATIONS ORDER. Nothing contained in this Plan prevents the Trustees, in accordance with the directions of the Committee, from complying with the provisions of a qualified domestic relations order (as defined in section 414(p) of the Code). This Plan specifically permits distribution to an alternate payee under a qualified domestic relations order at any time, irrespective of whether the Participant has attained his earliest retirement age (as defined in section 414(p) of the Code) under the Plan. A distribution to an alternate payee prior to the Participant's attainment of earliest retirement age is available only if:

                  (a) The order specifies distribution at that time or permits an agreement between the Plan and the alternate payee to authorize an earlier distribution; and

                  (b) If the present value of the alternate payee's benefits under the Plan exceeds Three Thousand Five Hundred Dollars ($3,500), the order requires the alternate payee to consent to any distribution occurring prior to the Participant's attainment of earliest retirement age. Nothing in this section permits the Participant the right to receive distribution at a time otherwise not permitted under the Plan, nor does it permit the alternate payee to receive a form of distribution not permitted under the Plan.

          7.13    PROCEDURES FOR DIRECT ROLLOVERS TO AN ELIGIBLE RETIREMENT
PLAN.

                  (a) The Committee shall notify each Employee who is to receive an Eligible Rollover Distribution of the availability of a direct rollover of his or her benefits to an Eligible Retirement Plan. Such notice shall conform to Code Section 402(f) and the Regulations issued thereunder, and shall be provided not more than ninety (90) days and not less than thirty (30) days prior to the Annuity Starting Date, provided, however, to the extent permitted under applicable law, a Participant may waive the requirement that notice be given no less than thirty (30) days before the Annuity I Starting Date. If a Participant or Beneficiary has elected to take distributions in the form of periodic payments, such notice must be provided only prior to the first payment.

                        (i) An election by the Employee to have a direct rollover must be made pursuant to reasonable procedures established by the Committee, and must include information adequate to enable the Trustee to effect such rollover. Such information shall include:

                              (A)   the name of the Eligible Retirement Plan;

                              (B) the address (and name, if the Eligible
          Retirement Plan is an individual retirement arrangement) -of the Trustee of the Eligible Retirement Plan;

                              (C) a representation by the Employee that the recipient plan is an Eligible Retirement Plan and that such plan will accept a direct rollover; and

                              (D) such other information as is reasonably necessary in order to permit the Trustee and Committee to accomplish the direct rollover.

                        (ii) In the event that a Employee makes no direction to the Trustee under subsection (i) above prior to the Annuity Starting Date, distributions shall proceed pursuant to Section 7.07.

                        (iii) The Trustee may accomplish the direct rollover to the Eligible Retirement Plan selected by the Employee by any reasonable means, including, but not limited to: making a wire transfer directed to the trustee or custodian of the Eligible Retirement Plan, mailing a check directly to the trustee or custodian of the Eligible Retirement Plan, if such check is negotiable only by the trustee of such Plan; or providing the check to the Employee for delivery to the Eligible Retirement Plan, if such check is made payable to the trustee of such Eligible Retirement Plan and is negotiable only by the trustee of such Eligible Retirement Plan.

                        (iv) An election by a Employee either to have or not to have a direct rollover of all or a portion of his or her benefits to an Eligible Retirement Plan may be revoked within the period during which any election relating to the form of distribution may be revoked under this Article.

                        (v) If a Employee elects to receive periodic payments under Section 8.3 above and such payments qualify as Eligible Rollover Distributions, an election to have such payments rolled over directly to an Eligible Retirement Plan shall be effective for all future periodic payments until revoked by the Employee. Such revocation shall be effective for future payments as soon as is administratively feasible.

                        (vi) The Committee may establish additional procedures relating to direct rollovers to an Eligible Retirement Plan, as long as such procedures are reasonable and do not result in the effective elimination of a Employee's ability to elect a direct rollover.

                  (b)   Distributions to Individuals other than the Employee.

                        (i) If an Eligible Rollover Distribution is paid to the Employee's surviving spouse (or to a spouse or former spouse by reason of being an Alternate Payee under a Qualified Domestic Relations Order) after the Employee's death, an Eligible Retirement Plan shall be limited to an individual retirement account or an individual retirement annuity as described in Code Section 408.

                        (ii) A distribution attributable to a Employee payable to an individual other than a spouse or former spouse shall not be considered to be an Eligible Rollover Distribution.

          7.14    TRANSFER TO OTHER QUALIFIED PLAN.

                  If a Employee terminates employment with Employer and becomes an employee of another employer that has adopted a profit-sharing or pension plan and trust qualified as tax exempt under Code Sections 401 and 501, and the Employee so elects, and the Committee approves, then the Committee shall direct the Trustee to distribute the vested portion of such Employee's Account(s) directly to the trustee of such other plan or plans to be held by such trustee for the benefit of such Employee in accordance with the provisions of such plan or plans. Any transfer under this Section shall be deemed to be a distribution or an elective transfer which meets the requirements of Treasury Regulation
Section 1.411(d)-4 (Q/A-3(b)) and shall be made in the manner that satisfies the provisions of this Article, including the provisions of Section 7.08(a) requiring the Participant's consent.



                                ARTICLE VIII.

                          AMENDMENT AND TERMINATION

          8.01 RIGHT TO AMEND OR TERMINATE. The Company reserves the right at any time and from time to time to amend this Agreement, or discontinue or terminate the Plan and Trust by delivering to the Committee and Trustees a copy of an amendment or appropriate Board of Directors' Resolution of Discontinuance or Termination certified by an officer of the Company; provided, however, that except as provided in Section 8.02, the Company shall have no power to amend or terminate this Agreement in such manner as would cause or permit (a) any of the trust assets to be diverted to purposes other than for the exclusive benefit of the employees of the Company or their beneficiary; (b) any reduction in the amount thereto or credited to any Participant; (c) any portion of the trust assets to revert to or become the property of the Company; (d) the rights and responsibilities of the Committee or Trustees to be increased without their written consent; (e) the elimination of an optional form of benefit with respect to amounts credited to a Participant's accounts before the amendment; and/or (f) the elimination or reduction of an early retirement benefit or a retirement type subsidy. In the case of a retirement type subsidy, the preceding sentence shall apply only with respect to a Participant who satisfies (either before or after the amendment) the preamendment conditions for the subsidy. In general, a retirement type subsidy is a subsidy that continues after retirement, but does not include a qualified disability benefit, a medical benefit, a social security supplement, or a death benefit (including life insurance). Furthermore, if the vesting schedule of a Plan is amended, in the case of an Employee who is a Participant as of the later of the date such amendment is adopted or becomes effective, the nonforfeitable percentage (determined as of such date) of such Participant's Company derived account balance will not be less than the percentage computed under the Plan without regard to such amendment.

          8.02 AMENDMENT FOR TAX EXEMPTION. The Company reserves the right to amend this Agreement and the Plan and Trust hereunder in such manner as may be necessary or advisable so that said Trust may continue to qualify as an exempt employee's trust under the provisions of the Code; and any such amendment may be made retroactively.

          8.03 LIQUIDATION OF TRUST IN EVENT OF TERMINATION. In the event of termination or partial termination (within the meaning of section 411(d)(3) of the Code) of this Plan and Trust, or complete discontinuance of contributions thereto by the Company, the rights of all Participants (or in the case of a partial termination, the rights of Participants affected thereby) to amounts therefore credited to all their accounts shall be fully vested and nonforfeitable. In the event of such termination or discontinuance, the Trustees shall, subject to the direction of the Committee, hold the assets of the Trust in accordance with the provisions of the Plan and distribute such assets from time to time to Participants entitled thereto in accordance with such provisions.

          8.04 TERMINATION OF PLAN AND TRUST. This Agreement and the Plan and Trust hereunder shall in any event terminate whenever all property held by the Trustees shall have been distributed in accordance with the terms hereof.

          8.05 AMENDMENT OF VESTING SCHEDULE. If the Plan's vesting schedule is amended or the Plan is amended in any way that directly or indirectly affects the computation of a Participant's nonforfeitable percentage, or if the Plan is deemed amended by an automatic change to or from a top heavy vesting schedule, each Participant with at least three (3) years of service with the Company may elect within a reasonable period after the adoption of the amendment or change, to have his nonforfeitable percentage computed under the Plan without regard to such amendment or change. The period during which the election may be made shall commence with the date the amendment is adopted or deemed to be made and shall end on the latest of (1) sixty (60) days after the amendment is adopted; (2) sixty (60) days after the amendment becomes effective; or (3) sixty (60) days after the Participant is issued written-notice of the amendment by the Company or Plan Administrator.



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
                                  ARTICLE IX

                          ADMINISTRATION OF THE PLAN

          9.01 NAMED FIDUCIARIES. The named fiduciaries with respect to the Plan shall be the Company, the Committee and the Trustees. The Company shall be the "plan administrator of the Plan for all purposes of ERISA. The responsibilities of the named fiduciaries shall be allocated as provided herein, and each such fiduciary shall have only those responsibilities and obligations that are specifically imposed upon it by this Trust Agreement or by applicable law. It is intended that each of the named fiduciaries shall be responsible for the proper exercise of its own powers, duties, responsibilities, and obligations under the Plan and shall not be responsible for any act or omissions of any other fiduciary. The Company, the Trustees, and the Committee, as named fiduciaries, shall be entitled to delegate all or any part of their fiduciary responsibilities, and obligations to any other person or entity. In the event of any such delegation, (a) the named fiduciary shall not be liable for any act or omission of the person to whom the responsibility has been delegated as long as the selection and retention of such person is prudent and (b) the person to whom the fiduciary powers and obligations are delegated shall be responsible only for the proper exercise of the powers, duties, responsibilities, and obligations that have been specifically delegated to him. The responsibilities of the named fiduciaries are:

                       (i) The Company shall have the sole responsibility to appoint and remove (in accordance with Section 10.11) the Trustees and successor Trustees, to appoint and remove or replace the members of the

          Committee as herein provided, and shall have such other powers and do such other things - as are herein specifically provided.

                       (ii) The Trustees shall, except as otherwise specifically provided in this Agreement, have the sole responsibility for the investment and control of the assets of the Plan and Trust in accordance with the terms hereof, and for the appointment, retention, and/or removal of any Investment Manager.

                       (iii) The Committee shall have the sole responsibility for the general administration of the Plan and for carrying out its provisions. In addition, the Committee shall have such powers and responsibilities as are herein specifically provided.

                  The Committee shall conduct its business in accordance with the terms of this Article IX.

          9.02 APPOINTMENT OF COMMITTEE. The Company shall appoint a Committee of three (3) or more persons, any or all of whom may be officers or employees of the Company or any other individuals, to be known as the "Retirement Plan Committee. Each Trustee shall be deemed to have been appointed a member of the Committee by the Company if the Company has not appointed any other persons to be members of the Committee. If the Committee consists of no members other than the Trustees, all requirements under the Plan that there be a direction, designation or other communication between the Committee and the Trustees shall be disregarded. The members of the Committee shall serve at the pleasure of and may be removed by the

Company. Vacancies in the Committee arising by resignation, death, removal, or otherwise shall be filled by the Company. The number of members of the Committee shall be as designated by the Company from time to time. The Trustees shall accept and may rely upon a certification by the Company as to the number and identity of the individuals comprising the Committee from time to time.

          9.03 POWERS OF COMMITTEE. The Committee shall have all powers and authority necessary in order to carry out its duties and responsibilities in connection with the administration of the Plan and Trust as herein provided, and the Committee may make such rules and regulations as it may deem necessary or desirable to carry out the provisions of the Plan and Trust. The Committee shall determine any question arising in the administration, interpretation, and application of the Plan and Trust, including any question submitted by the Trustees on a matter necessary for them properly to discharge their duties; and the decision of the Committee shall be conclusive and binding on all persons.

          9.04 ACTION BY COMMITTEE. The Committee shall act by a majority of its members at the time in office and such action may be taken by vote at a meeting or in writing without a meeting. The Committee may by such majority action authorize any one or more of its members to execute any direction or document or take any other action on behalf of the Committee, and in such event any one of the members of the Committee may certify in writing to the Trustees or any other person the taking of such action and the name or names of the members of the Committee so authorized, including himself . The execution of any direction, document, or certificate on behalf of the Committee by any of its members shall constitute his certification of his authority with respect thereto, and the Trustees or other person shall be protected in accepting and relying upon any such direction, document, or certificate and is released from inquiry into the authority of any of the members of the Committee. Notwithstanding anything to the contrary elsewhere-herein contained, no member of the Committee shall take any action as a member of the Committee with respect to any matter concerning himself as a Participant of the Plan.

          9.05 DISCRETIONARY ACTION. Wherever under the provisions of this Agreement the Committee is given any discretionary power or powers, such power or powers shall not be exercised in such manner as to cause any discrimination in favor of or against any Employee or class of Employees.

          9.06 EVIDENCE ON WHICH COMMITTEE MAY ACT. In taking any action or determining any fact or question which may arise under this Plan and Trust, the Committee may, with respect to the affairs of the Company or its Employee, rely upon any statement by the Company with respect thereto. In the event that any dispute may arise regarding the payment of any sums or regarding any act to be performed by the Committee or the Trustees, the Committee may in its sole discretion direct that such payment be retained or postpone or direct the postponement of the performance of such act until actual adjudication of such dispute shall have been made in a court of competent jurisdiction, or until the Company, the Committee and/or the Trustees shall have been indemnified against loss to the satisfaction of the Committee; provided, however, that in the event of any such dispute, the Company may rely upon and act in accordance with any directions received from the Company.

          9.07 EMPLOYMENT OF AGENTS. The Committee may employ agents, including, but not limited to, custodians, accountants, consultants, or attorneys, to exercise and perform such of the powers and duties of the Committee hereunder as the Committee may delegate to them, and otherwise to render such services to the Committee as the Committee may determine, and the Committee may enter into agreements setting forth the terms and conditions of such service. The Committee may appoint an independent public accountant to audit the Plan. The compensation of such agents shall be an expense chargeable in accordance with Section 9.08. The Committee shall be fully protected in delegating any such power or duty to or in acting upon the advice of any such agent, in whole or in part, and except as may be required by federal law, shall not be liable for any act or omissions of any such agent, the Committee's only duty being to use reasonable care in the selection and retention of any such agent.

          9.08 COMPENSATION AND EXPENSE OF COMMITTEE. The members of the Committee shall serve without compensation for services as such. The Company may, but is not obligated to, pay all or part of the expenses of the Committee. To the extent not paid by the Company, the expenses of the Committee shall be paid by the Trust. To the extent any expenses which are paid out of the Trust are properly allocable to an Investment Medium or to the separate account of a Participant, they shall be so allocated and charged. Such expenses shall include any expenses incident to the functioning of the Trust, including, but not limited to, attorneys' fees and the compensation of other agents, accounting and clerical charges, expenses, if any, of being bonded as required by ERISA, and other costs of administering the Trust.

          9.09 INDEMNIFICATION OF COMMITTEE MEMBERS. The Company shall indemnify and hold harmless each member of the Committee from and against any and all claims, losses, damages, expenses (including reasonable attorneys' fees approved by the Company), and liability (including any reasonable amounts paid in settlement with the Company's approval), arising from any act or omission of such member, except when the same is judicially determined to be due to the willful misconduct of such member.

                                  ARTICLE X.

                                 THE TRUSTEES

          10.01 POWERS OF TRUSTEES. It shall be the duty of the Trustees to hold and, subject to the provisions of this Article, to invest and reinvest the funds of the Trust and to make distributions therefrom in accordance with the written directions of the Committee. The Trustees shall have no responsibility for the correctness under the terms of the Plan of any written directions which they receive from the Committee. The Trustees shall not be responsible for the collection of contributions payable to the Trust by the Company pursuant to
Article IV.

          10.02 INVESTMENTS. Except as provided in Section 7.10, the Trustees shall invest and reinvest the assets of the Trust and keep the same invested, without distinction between principal and income, subject to the following general investment policies:

                  (a) All amounts attributable to a Participant's accounts shall be invested pursuant to the Participant's investment elections under Section
5.08 in one or more of the Investment Media under the Plan.

                  (b) AR interest, dividends, and other income, as well as any cash proceeds from the sale or disposition of securities or other property, received with respect to any Investment Media (unless received in additional shares or investment units of such Investment Media) shall be reinvested in the same Investment Media which produced such interest, dividends, and other income. If any distribution with respect to an Investment Media may be received at the election of the holder of shares or investment units in such Investment Media in the form of additional shares or investment units or in cash or other property, the Trustees shall elect to receive it in additional shares of investment units of the Investment Media.

                  (c) The Trustees shall have no responsibility for any investment elections, directions or instructions exercised by Participants hereunder and shall incur no liability on account of investing or administering the assets of the Trust in accordance with such elections, directions, or instructions.

          10.03 METHOD OF HOLDING, BUYING, AND SELLING SECURITIES. The Trustees may keep any or all securities or other property in the name of some other person, firm, or corporation or in their own name without disclosing fiduciary capacity. The Trustees may sell at public auction or by private contract, redeem, or otherwise realize upon any securities, investments, or other property forming a part of the Trust fund and for such purposes may execute such instruments and writings and do such things as they shall deem proper.

          10.04   EXERCISE OF RIGHTS.

                  (a) Each Participant shall have the right to exercise the powers described in paragraph (b) below or, where required by the Investment Media, to direct the Trustees to exercise such powers in the manner elected by the Participant, but only with respect to those stocks, bonds, or other securities of a corporation, association or trust which are credited to such Participant's Self-Directed Account under the Plan. The Trustees shall have the right to exercise the powers described in paragraph (b) with respect to any stocks, bonds or other securities of a corporation, association or trust which are not credited to a Participant's Self-Directed Account under the Plan.


                  (b) The powers described in this paragraph (b) are the following powers: to vote upon stocks, bonds or other securities of any corporation, association or trust; to consent to or request any action on the part of such corporation, association or trust; to give general or special proxies or powers of attorney, with or without power of substitution; to participate in reorganizations, recapitalizations, consolidations, mergers, and similar transactions; to deposit such stocks and other securities in any voting trust, or with any protective or like committee, or with a trustee, or with designated depositories; and generally to exercise the powers of an owner consistent with the requirements of the Plan and ERISA.

          10.05 RELIANCE ON TRUSTEES AS OWNERS. No person dealing with the Trustees shall be required to take any notice of this Agreement, but all persons so dealing shall be protected in treating the Trustees as the absolute owners with full power of disposition of all the monies, securities, and other property of the Trust, and all persons dealing with the Trustees are released from inquiry into the decision or authority of the Trustees and from seeing to the application of monies, securities, and other property paid or delivered to the Trustees.

          10.06 LIQUIDATION OF ASSETS. In the event that cash is required by the Trustees to effect any action or distribution under this Trust, or to pay any expenses of this Trust, or for any other reason deemed sufficient by the Trustees consistent with any outstanding obligations of the Trust, the Trustees shall take such action as to the disposition of securities or other property forming a part of the Trust as will provide the amount of cash necessary for such payments.

          10.07 DIRECTION BY COMMITTEE. Whenever the Committee consists of members other than or in addition to the Trustees, and whenever the Trustees are required or authorized to take any action hereunder pursuant to any written direction or determination of the Committee, such direction or determination shall be sufficient protection to the Trustees if contained in a writing signed by any one or more of its members authorized to execute documents on behalf of the Committee pursuant to Section 9.04. By such writing the Committee may ratify, approve, or confirm any action taken by the Trustees, and upon such ratification, approval, or confirmation the Trustees shall be protected as though authorization or determination by the Committee had preceded such action. In the absence of direction by the Committee as to any matter provided in this Plan, the Trustees may in their discretion take such action as they deem fit and proper with respect thereto after reasonable attempts to secure Committee direction. The Trustees may deliver documents to the Committee by delivering the same to each member of the Committee or by mailing the same, postage prepaid, addressed to the Committee in care of the Company at its principal office.

          10.08 RECORDS AND ACCOUNTING. The Trustees or their designated agent shall keep accurate and detailed records of their transactions hereunder and all their accounts, books, and records relating thereto shall be open at all reasonable times to the inspection of the Committee, the Company, and their authorized representatives. The Trustees shall render in writing, at least once each twelve (12) months, accounts of their transactions under this Agreement to the Company and each member of the Committee, and the Committee (or the Company if the Trustees are the sole members of the Committee) may approve such accounts of the Trustees by an instrument in writing delivered to the Trustees. In the absence of the filing in writing with the Trustees by the Committee (or the Company if the Trustees are the sole members of the Committee) of exceptions or objections to any such account within ninety (90) days after the receipt by the Committee (or the Company if the Trustees are the sole members of the Committee) of any such account, the Committee (or the Company if the Trustees are the sole members of the Committee) shall be deemed to have approved such account; and in such case, or upon the written approval of the Committee (or the Company if the Trustees are the sole members of the Committee) of any such account, the Trustees shall be released, relieved, and discharged with respect to all matters and things set forth in such account. Except as may otherwise be required by applicable federal law, no person interested in the Trust or otherwise other than the Company or the Committee may require an accounting or bring any action against the Trustees with respect to the Trust and its actions as Trustees. In any proceeding instituted by the Trustees, the Company, and/or the Committee with respect to these accounts, only the Company, the Committee, and the Trustees shall be the necessary parties. The Trustees shall from time to time make such other reports and furnish such other information concerning the Trust as the Committee may in writing reasonably request or as may be required by applicable federal law.

          10.09 PAYMENT OF TAXES. The Trustees shall upon direction of the Company pay out of the Trust fund any and all taxes of any and all kinds, including without limitation property taxes and income taxes levied or assessed under existing or future laws upon or in respect of the Trust or any monies, securities, or other property forming a part thereof or the income therefrom subject to the terms of any agreements or contracts made with respect to trust investments which make other provision for such tax payments. The Trustees may assume that any taxes assessed on or in respect of the Trust or its income are lawfully assessed unless the Company shall in writing advise the Trustees that in the opinion of counsel for the Company such taxes are or may be unlawfully assessed. In the event that the Company shall so advise the Trustees, the Trustees will, if so requested in writing by the Company, contest the validity of such taxes in any manner deemed appropriate by the Company or its counsel; or the Company may itself contest the validity of any such taxes in the name of the Trustees; and the Trustees agree to execute all documents, instruments, claims, and petitions necessary or advisable in the opinion of the Company or its counsel for the refund, abatement, reduction, or elimination of any such taxes.

          10.10 TRUSTEES' COMPENSATION AND EXPENSES. 'The Trustees shall not receive compensation from the Plan for their services as such, but all reasonable expenses of the Trustees, including those arising under Section 10.09 hereof may, at the election of the Company, be paid by the Company and unless or until so paid shall constitute a charge upon the Trust. Such expenses shall include any expenses incident to the functioning of the Plan, including but not limited to attorneys' fees and the compensation of other agents, accounting and clerical charges, the cost of obtaining any bonds required by ERISA, and other costs of administering the Plan or the Trust. To the extent that any expenses (including those arising under Section 10.09 hereof) which are paid out of the Trust are properly allocable to an Investment Medium or to the separate account of a Participant, they shall be so allocated and charged.

          10.11 RESIGNATION OR REMOVAL OF TRUSTEES. Any Trustees acting hereunder may resign at any time upon thirty (30) days' written notice to the Company, the Committee and the remaining Trustees, and the Company may remove any Trustees upon thirty (30) days' written notice to the Trustees and the Committee; but the Company and such Trustee may by written instrument waive such notice. If any Trustee shall resign, be removed, or for any other reason cease to be Trustee, the Company shall appoint a successor Trustee or Trustees. Subject to the foregoing provisions, any resignation or removal of the Trustee or appointment of a new Trustee shall be by an instrument in writing and shall become effective on the date therein specified. Any successor Trustee shall have the same powers and duties as the succeeded Trustee, subject to such changes as the Company may then determine. The appointment of any successor

Trustee or Trustees hereunder shall without any separate instrument or conveyance immediately vest title to the assets of the Trust in such successor Trustee or Trustees. Upon request of such successor Trustee or Trustees, the Company and the Trustee ceasing to act shall execute and deliver such instruments of conveyance and further assurance and do such other things as may reasonably be required for more fully and certainly vesting and confirming in such successor Trustee or Trustees all the right, title, and interest of the retiring Trustee in and to the Trust funds.

          10.12 INDEMNIFICATION OF TRUSTEE. The Company shall indemnify and hold harmless each Trustee from and against any and all claims, losses, damages, expenses (including reasonable attorneys' fees approved by the Company), and liability (including any reasonable amounts paid in settlement with the Company's approval), arising from any act or omission of such Trustee, except when the same is judicially determined to be due to the willful misconduct of such Trustee.

                                  ARTICLE XI.

                                 THE COMPANY

          11.01 NO CONTRACT OF EMPLOYMENT. This Trust shall not be construed as creating any contract of employment between the Company and any Participant, Employee, or other person, and nothing herein contained shall give any person the right to be retained in the employ of the Company or otherwise restrain the Company's right to deal with its employees, including Participants and Employees, and their hiring,-discharge, layoff, compensation, and all other conditions of employment in all respects as though this Trust did not exist.

          11.02 NO CONTRACT TO MAINTAIN PLAN. The Company by the creation of the Plan does not enter into any agreement to maintain the Plan or to make any future contributions thereto or reimbursement of expenses incurred hereunder. Each contribution by the Company shall be voluntary, and the Company reserves the right to suspend payment of its contributions hereunder, and no party hereto or Participant or any other person shall have any cause or right of action against the Company by reason of any failure by the Company to make contributions to the Trust, or by reason of any action by the Company in terminating the Plan and Trust.

          11.03 LIABILITY OF THE COMPANY. Subject to its agreement to indemnify the members of the Committee and the Trustee, as provided in Sections 9.09 and 10.12, neither the Company nor any person acting in behalf of the Company shall be liable for any act or omission on the part of any member of the Committee, on the part of the Trustees, or on the part of any Investment Manager or for any act performed or the failure to perform any act by any person with respect to this Agreement, the Plan, or Trust, the Company's only duty being to use reasonable care in the selection and retention of the Trustees and the members of the Committee.

          11.04 ACTION BY THE COMPANY. Whenever under the terms of this Agreement the Company is permitted or required to take any action, such action shall be taken by the Board of Directors, or any duly authorized committee thereof, or by any officer of the Company thereunto duly authorized, by the Board of Directors or otherwise. In such event, any such officer may certify to the Committee or the Trustees or any other person the taking of such action and the name or names of the officers so authorized, including himself or herself. The execution of any direction, document, or certificate on behalf of the Company by any of its officers shall constitute a certification of the authority of such officer with respect thereto, and the Committee, the Trustees, or other person shall be protected in accepting and relying upon any such direction, document, or certificate and are released from inquiry into the authority of any officer of the Company.

          11.05 SUCCESSOR TO BUSINESS OF THE COMPANY. Unless this Plan and Trust be sooner terminated, a successor to the business of the Company, by whatever form or manner resulting, may continue the Plan and Trust by executing as appropriate supplementary agreement and such successor shall ipso facto succeed to all the rights, powers, and duties of the Company hereunder. The employment of any Employee who has continued in the employ of such successor shall not be deemed to have been terminated or severed for any purposes hereunder.

          11.06 DISSOLUTION OF THE COMPANY. If the Company is dissolved by reason of bankruptcy or insolvency or otherwise, without any provision being made for the continuation of this Plan and Trust by a successor to the business of the Company, the Plan and Trust hereunder shall terminate, and the Trustees shall proceed in the same manner as though the Plan and Trust were being terminated by the Company as provided in Section 8.03.

                                 ARTICLE XII.

                      ADDITIONAL PARTICIPATING COMPANIES

          12.01 PARTICIPATION. Any subsidiary or affiliate of the Company may, with the consent of the Company, become a participating employer by action of the Board of Directors of such subsidiary or affiliate adopting the Plan and Trust as a Plan and Trust for the benefit of its employees. Any such additional participating employer is hereinafter referred to in this Article XII as a "Participating Subsidiary."

          12.02 EFFECTIVE DATE. The participation of any Participating Subsidiary shall take effect as of the date of its action to adopt the Plan and Trust or such other date as it may specify with the Company's approval.

          12.03 ADMINISTRATION. Each Participating Subsidiary shall be deemed the 'Company" and shall have and exercise all the rights, powers, and duties thereof with respect to the Plan as applied to itself and its employees and that part of the Trust which represents accounts of Participants employed by it. Subject to Section 12.04, each Participating Subsidiary hereby authorizes Sutro & Co. Incorporated to exercise on its behalf all such rights, powers, and duties, including amendment or termination of the Plan, appointment of the Trustees and the members of the Committee, and serving as the Plan Administrator. Each participating employer, including the Company and each Participating Subsidiary, shall make contributions hereunder on behalf of its employees in accordance with Article IV.

                  Forfeitures with respect to any Plan Year shall be applied to reduce the Matching Contributions for such Plan Year of each such participating employer in proportion to the amount of Matching Contribution otherwise required of such participating employer pursuant to Section 4.02.

          12.04 TERMINATION. If the Plan shall be terminated by any one Participating Subsidiary, the Trust shall be valued and the accounts of all Participants adjusted pursuant to Section 5.07 and assets representing the accounts of all Participants employed by such Participating Subsidiary shall be segregated into a separate trust and held subject to the provisions of the Plan, and all rights, powers, and duties of the Company with respect to such separate trust shall be exercised by such Participating Subsidiary.

                                ARTICLE XIII.

                             TOP-HEAVY PROVISIONS

          13.01 GENERAL RULE. For any Plan Year for which this Plan is a "top-heavy plan" as defined in Section 13.03 below, any other provisions of this Plan to the contrary notwithstanding, this Plan shall be subject to the minimum contribution provisions set by Section 13.02 and the limitation on contributions set by Section 13.06.

          13.02 MINIMUM CONTRIBUTION PROVISIONS. Each Participant who is a nonkey employee (as defined in Section 13.05 below) and who is an Employee as of the last day of such Plan Year shall be entitled to a minimum contribution which, when added to the amount of any employer contributions (excluding Tax Deferred Contributions and Matching Contributions made with respect to Plan Years commencing after January 1, 1989) allocated to the Participant's accounts under this Plan and all other defined contribution plans maintained by the Company or any Affiliated Company, will cause the sum of all such contributions to equal the lesser of (a) three percent (3%) of such Participant's compensation for such Plan Year or (b) the percentage at which contributions are made for the key employee (as defined in Section 13.04 below) for whom such percentage is the highest for such Plan Year; provided, if such Participant is also a non-key employee covered under a defined benefit plan maintained by the Company or an Affiliated Company, such Participant shall be entitled to a minimum benefit-under such defined benefit plan instead of the minimum contribution described in this Section 13.02. The minimum contribution described in this Section 13.02 shall be made even though under other Plan provisions, the Participant would not otherwise be eligible to receive a contribution because the Participant failed to complete 1,000 Hours of Service, failed to make mandatory nondeductible employee contributions to the Plan, or had Compensation which was less than a stated amount. For purposes of this Section 13.02, "compensation" shall be determined within the meaning of section 415 of the Code; provided, however, that in no event shall a Participant's compensation exceed Two Hundred Thousand Dollars ($200,000) for any Plan Year for Plan Years beginning prior to January 1, 1994 and One Hundred Fifty Thousand Dollars ($150,000) for any Plan Year for Plan Years beginning on or after January 1, 1994 (or such larger amount as the Secretary of the Treasury may determine for such Plan Year under section 401(a)(17) of the Code).

          13.03 TOP-HEAVY PLAN DEFINITION. This Plan shall be a "top-heavy plan" for any Plan Year if, as of the determination date (as defined in Section 13.03(a) below), the sum of all accounts under the Plan for Participants (including former Participants but excluding the accounts of Employees who have not performed any services for the Company at any time during the five (5) year period ending on the determination date) who are "key employees" (as defined in
Section 13.04 below) exceeds sixty percent (60%) of the sum of all accounts under the Plan for all Participants (excluding the accounts of former "key employees" and of Employees who have not performed any services for the Company at any time during the five (5) year period ending on the determination date) unless the Plan is part of an aggregation group or if this Plan is part of an aggregation group (as de-fined in Section 13.03(b) below) which for such Plan Year is a "top-heavy group" (as defined in Section
13.03 below). Solely for purposes of this Section 13.03, a Participant's account shall include any distribution made in the five (5) year period ending on the determination date, and any contribution due but unpaid as of the determination date.

                  (a) "Determination date" means for any Plan Year the last day of the immediately preceding Plan Year; provided, the "determination date" for the first Plan Year shall be the last day of such first Plan Year. If two or more plans are being aggregated, they shall be aggregated by adding together the results for each plan as of the determination dates for such plans that fall within the same calendar year.

                  (b) "Aggregation group" means the group of plans, if any, that includes the group of plans that are required to be aggregated and, if the Committee so elects, the group of plans that are permitted to be aggregated.

                        (i) The group of plans that are required to be aggregated (the "required aggregation group") includes:

                              (A)   each plan of the Company and of any
          Affiliated Company in which a "key employee" is a member, and

                              (B) each other plan of the Company and any Affiliated Company which enables a plan in which a key employee is a member to meet the requirements of either section 401(a)(4) or section 410 of the Code.

                          (ii)The plans that are permitted to be aggregated (the permissive aggregation group" include any plan that is not part of the "required aggregation group" that the Committee certifies as constituting a plan within the "permissive aggregation group." Such plans may be added to the 'permissive aggregation group" only if, after the addition, the "aggregation group" as a whole continues to meet the requirements of both section 401(a)(4) and section 410 of the Code.

                  (c) "Top-heavy group"means the "aggregation group," if, as of the applicable determination date, the sum of the present value of the accrued benefits for 'key employees" under all defined benefit plans included in the "aggregation group" plus the aggregate of the accounts of "key employees" (excluding the accounts of Employees who have not performed any services for the Company at any time during the five (5) year period ending on the determination date) under all defined contribution plans included in the "aggregation group' exceeds sixty percent (60%) of the sum of the present value of the accrued benefits for all employees under an such defined benefit plans plus the aggregate accounts for all Employees under such defined contribution plans (excluding the accounts of former "key employees" and of Employees who have not performed any services for the Company at any time during the five (5) year period ending on the determination date). Solely for purposes of this subsection
(c), the accrued benefits of "non-key employees" shall be determined under (i) the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the Company and any Affiliated Company, or (H) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under section 411(b)(1)(C) of the Code.

                  (d) In determining whether this Plan constitutes a" top-heavy plan," the Committee shall follow the rules set forth in section 416 of the Code and regulations pertaining thereto.

          13.04 KEY EMPLOYEE. The term "key employee" means any Employee (and any Beneficiary of an Employee) under this Plan who is a "key employee" as determined in accordance with section 416(i)(1) of the Code.

          13.05 NON-KEY EMPLOYEE. The term 'non-key employee" means any Employee (and any Beneficiary of an Employee) who is a "non-key employee" as determined in accordance with section 416(i)(2) of the Code.

          13.06 LIMITATION ON CONTRIBUTIONS. For each Plan Year that the Plan is a top-heavy plan, 1.0 shall be substituted for 1.25 as the multiplicand of the dollar limitation in determining the denominator of the defined benefit plan fraction and of the defined contribution plan fraction for purposes of section 415(e) of the Code.

                                 ARTICLE XIV.

                                MISCELLANEOUS

          14.01 SPENDTHRIFT PROVISION. It is a condition of the Plan, to which all rights of each Participant shall be subject, that no right or interest of any Participant in the Plan or in the Trust shall be assignable or transferable in whole or in part, either directly or indirectly, by operation of law or otherwise, including but not by way of limitation, execution, levy, garnishment, attachment, pledge, bankruptcy, or -in any other manner, but excluding devolution by death or acquisition by a guardian or committee of a mental incompetent, and no rights or interest of any Participant in the Plan or in the Trust shall be liable for or subject to any obligation or liability of such Participant except obligations of a Participant under a qualified domestic relations order within the meaning of section 414(p) of the Code or obligations to the Trust pursuant to section 7.06.

          14.02 APPOINTMENT OF PERSON TO RECEIVE PAYMENT. If a Participant or Beneficiary entitled to receive any benefits hereunder is an donor or is deemed by the Company or is adjudged to be legally incapable of giving valid receipt and discharge for such benefits, they will be paid to such persons as the Committee may designate or to the duly appointed guardian. In the event any amount shall become payable hereunder to any person (or the Beneficiary or estate of such person), and if after written notice from the Trustees mailed to such person's last known address as shown on the Committee's records, such person or personal representative shall not have presented himself to the Trustees or notified the Trustees in writing of his address within one (1) year after the mailing of such notice, then the Committee shall in its discretion appoint one or more of the spouse and blood relatives of such person to receive such amount, including any amount thereafter becoming due to such person (or estate), in the proportions determined by them. Any action of the Committee hereunder shall be binding and conclusive upon all persons.

          14.03 CONSTRUCTION. In any question of interpretation or other matter of doubt, the Trustees, the Committee, and the Company may rely upon the opinion of counsel for the Company or any other attorney at law designated by the Company with the approval of the Trustees. The provisions of this Agreement shall be construed, administered, and enforced according to the law of the United States and, to the extent permitted by such law, by the law of the State of California. Contributions to the Trust shall be deemed to be made in the State of California.

          14.04 IMPOSSIBILITY OF PERFORMANCE. In case it becomes impossible for the Company, the Committee, or the Trustees to perform any act under this Plan and Trust, that act shall be performed which in the judgment of the Committee will most nearly carry out the intent and purpose of this Plan and Trust. AR parties to this Agreement or in any way interested in this Plan and Trust shall be bound by any acts performed under such condition.

          14.05 DEFINITION OF WORDS. Feminine or neuter pronouns shall be substituted for those of the masculine form, and the plural shall be substituted for the singular, in any place or places herein where the context may require such substitution or substitutions.

          14.06 TITLES. The titles of articles and sections are included only for convenience and shall not be construed as a part of this Agreement or in any respect affecting or modifying its provisions.

          14.07 MERGER OR CONSOLIDATION. In the event that this Plan is merged with or consolidated with any other plan, or the assets or liabilities accrued under this Plan are transferred to any other plan, each Participant's benefit under such other plan shall be at least as great immediately after such merger, consolidation, or transfer (if such plan were then to terminate) as the benefit to which such Participant would have been entitled under this Plan immediately before such merger, consolidation, or transfer (if the Plan were then to terminate).

          14.08 CLAIMS PROCEDURE. In accordance with section 503 of the ERISA and the regulations of the Secretary of Labor prescribed thereunder:

                  (a) AR claims for benefits under this Plan shall be filed in writing with the Committee in accordance with such procedures as the Committee shall reasonably establish;

                  (b) The Committee shall, within ninety (90) days of submission of a claim, provide adequate notice in writing to any claimant whose claim for benefits under the Plan has been denied, setting forth the specific reasons for such denial and such other information as is required by said regulations written in a manner calculated to be understood by the claimant;

                  (c) The Committee shall, upon written request by a claimant within sixty (60) days of the receipt of the notice that the claim has been denied, afford a reasonable opportunity to such claimant for a full and fair review by the Committee of the decision denying the claim; and

                  (d) The Committee shall, within sixty (60) days of receipt of a request for a review, render a written decision on its review setting forth the specific reasons for such decision, written in a manner to be understood by the claimant.

          14.09 EFFECTIVE DATE OF AMENDMENT AND RESTATEMENT. The effective date of this amendment and restatement shall be January 1, 1989, except as otherwise specifically provided herein, and shall apply only to Employees credited with at least one (1) Hour of Service on or after said date. Provided, however, that provisions which were required under the Code to be effective for Plan Years beginning prior to January 1, 1989, are deemed to have been adopted as of the required effective date.

          14.10 EXECUTION OF AGREEMENT. This Agreement may be executed in any number of counterparts and each fully executed counterpart shall be deemed an original.

          IN WITNESS WHEREOF, the Company, by its duly authorized officer, and the Trustees have caused these presents to be signed and in the case of the Company, its corporate seal affixed, this 24th day of January, 1997.

                                    SUTRO & CO.  INCORPORATED



                                    By:   /s/ Mary Jane Delaney
                                       -------------------------------------
                                     Title: Executive Vice-President





                                    TRUSTEES:


                                    /s/ Samuel M. Yates
                                    --------------------------------------
                                    /s/ Sidney Meyers
                                    --------------------------------------
                                    /s/ Allan Johansen
                                    --------------------------------------

                                 FIRST AMENDMENT
                                       TO
                         PROFIT-SHARING RETIREMENT PLAN
                                       AND
                                 TRUST AGREEMENT
                   FOR EMPLOYEES OF SUTRO & CO., INCORPORATED


The PROFIT-SHARING RETIREMENT PLAN AND TRUST AGREEMENT FOR EMPLOYEES OF SUTRO & CO., INCORPORATED as restated on January 24, 1997 is hereby amended as follows:

1.    The first sentence of Section 2.19 is hereby amended as follows:

            2.19 "INVESTMENT MEDIA" means such marketable securities, Company Stock, and/or money market mutual funds, and in such amounts, as are specifically selected and specified by a Participant in directions to the Trustees (in such form as may be acceptable to the Trustees) for the investment of assets held in a Self-Directed Account pursuant to Section 5.09.

2.    Section 2.31 is hereby amended as follows:

            2.31 "SELF-DIRECTED ACCOUNT" means an account established for the investment and reinvestment of Tax Deferred Contributions, Voluntary Contributions, Rollover Contributions and vested Company and Matching Contributions upon the authorization of the Committee. Said Account may be invested only in authorized Investment Media.

3.    Article 2 is hereby amended by adding the following Section 2.38:

            2.38 "COMPANY STOCK" means any class of stock of the Company or an Affiliate Company which constitutes "qualifying employer securities" as defined in section 407(d)(5) of ERISA and "employer securities" as defined in section 409(l) of the Code. Consistent with Part 4 of ERISA, the assets of the Plan may be used to acquire and hold Company Stock in any proportions or amounts.

4.    Section 4.02(a) is hereby amended as follows:

            4.02 MATCHING CONTRIBUTIONS.

            (a) Beginning with the Plan Year commencing January 1, 1998, and for each subsequent Plan Year, the Company shall determine whether it shall make a Matching Contribution (in cash or property, including Company Stock, in the discretion of the Company) to the Trust under the Plan for each eligible Participant for whom the Company made Tax Deferred Contributions during such Plan Year in accordance with the following rules:

                           (i) If the Company's pre-tax Net Profits for a Plan Year equal or exceed One Million Dollars ($1,000,000), the Company shall make a Matching Contribution equal to 100% of each eligible Participant's Tax Deferred Contributions made during such Plan Year, not to exceed the lesser of (i) three percent (3%) of the Participant's Compensation during such Plan Year, or (ii) Three Thousand Dollars ($3,000) annually.

                           (ii) If the Company's pre-tax Net Profits for a Plan Year are less than One Million Dollars ($1,000,000), the Company may make a Matching Contribution equal to 100% of each eligible Participant's Tax Deferred Contributions made during such Plan Year, not to exceed the lesser of (i) three percent (3%) of the Participant's Compensation during such Plan Year, or (ii) Three Thousand Dollars ($3,000) annually. The Company, in its discretion, shall determine whether to make a Matching Contribution for a Plan Year under this
         Section 4.02(a)(ii) and, if so, the exact amount or percentage of such Matching Contribution.

                  For purposes of this Section 4.02(a), the Net Profits threshold shall be determined on a Plan Year by Plan Year basis, with no carryover or carryback of profits to or from any other Plan Year. The Company's Matching Contribution for any Plan Year shall be reduced by the amount of forfeitures available for that Plan Year pursuant to
         Section 7.05. A Participant shall be eligible for the Matching Contribution provided by this Section 4.02(a), if, and only if, such Participant either (A) is an Employee on the last day of the Plan Year for which the Matching Contribution is made, or (B) died, retired on or after his Normal Retirement Age, or became disabled (within the meaning of Section 7.03) during such Plan Year.

                  (b) Notwithstanding the foregoing, for the calendar quarter commencing on January 1, 1998 and ending on March 31, 1998, the Company shall determine whether it shall make a Matching Contribution to the Trust under the Plan for each eligible Participant for whom the Company made Tax Deferred Contributions for such calendar quarter in accordance with the rules set forth in Section 4.02(a) prior to this amendment, within the time prescribed by Section 4.05(b), as amended. The Company's Matching Contribution for the remaining portion of the Plan Year shall be determined in accordance with the rules set forth in Sections 4.02 and 4.05(b), each as amended, and shall be reduced by the amount of Matching Contribution made under this Section 4.02(b).

5.       The first sentence of Section 4.04 is hereby amended as follows:

                  4.04 COMPANY CONTRIBUTIONS. For each Plan Year, the Company may in its sole discretion contribute to the Trust, as a Company Contribution (in cash or property, including Company Stock, in the discretion of the Company), an amount up to the sum of (1) twenty percent (20%) of the portion of the Company's Not Profits for such Plan Year that does not exceed twenty percent (20%) of the Compensation of all Participants and (2) ten percent (10%) of that portion of such Net Profits, if any, that exceeds twenty percent (20%) of the Compensation of all Participants.

6.       Section 4.05(b) is hereby amended as follows:

                  (b) Effective January 1, 1998, Matching Contributions, if any, made by the Company on behalf of each Participant with respect to each Plan Year shall be paid into the Trust not later than the end of the three (3) month period immediately following the end of such Plan Year. Matching Contributions shall be allocated to a Participant's Company Account.

7.       Section 5.07 is hereby amended as follows:

                  5.07 VALUATION AND ALLOCATION OF ASSETS. The Accounts of each Participant which are maintained by the Trustees shall be valued by the Trustees and adjusted to reflect appreciation or depreciation in the value of the Trust. The value of a Participant Account as of any Valuation Date shall be the sum of the interests of the Participant Account invested in each Investment Medium as of the Valuation Date for each such Investment Medium which is coincident with or immediately preceding the Valuation Date as of which the Participant Account is being valued. Such valuations and adjustments of the Participants' Accounts shall be made so as to preserve for each Account of each Participant its beneficial interest in each of the Investment Medium subject to the following rules:

                 (a) All expenses of the Trust which are allocable to a Participant Account or Investment Medium shall be charged to such Account or Investment Medium. All such expenses allocable to an Investment Medium shall be charged against all Participant Accounts in the same proportion as the amount credited to such Participant Account and invested in such Investment Medium bears to the total amount invested in such Investment Medium. All such expenses allocable to a Participant Account shall be charged against the interest of such Account invested in each Investment Medium in the same proportion as each such interest bears to the total value of the Account.

                 (b) Company Stock held by the Trust shall be valued according to the following rules: (1) in the case of Company Stock that is publicly traded on a national securities exchange, such stock shall be valued by reference to the closing price of such stock on such exchange on the last trading day of the month for which such stock is being valued and (2) in the case of Company Stock that is not publicly traded on a national securities exchange, such stock shall be valued as of the first day of each Plan Year, or such other time as established by the Trustees, by determining the fair market value of such stock through the use of an independent appraiser.

                  (c) Any Company Stock received by the Trustees as a stock split, dividend, or as a result of a reorganization or other recapitalization of the Company shall be allocated in the same manner as the Company Stock to which it is attributable is then allocated.

                  (d) All cash dividends paid to the Trustees with respect to Company Stock that has been allocated to a Participant's Account as of the quarterly date on which the dividend is received by the Trustees shall be allocated to the Participant's Account. If a Participant (or Beneficiary) has a current right to a distribution in Company Stock and such stock has not yet been registered in the name of the Participant (or Beneficiary) as of the record date of any dividend on such stock, such dividend shall be distributed to the Participant (or Beneficiary).

8.       Article 15 is hereby added in its entirety to read as follows:

                                   ARTICLE XV
                    TENDER OFFERS AND VOTING OF COMPANY STOCK

                  15.01 TENDER OFFERS FOR COMPANY STOCK. Notwithstanding any other provision of the Plan to the contrary, in the event an offer is received by the Trustees (including but not limited to a tender offer or exchange offer within the meaning of the Securities Exchange Act of 1934, as from time to time amended and in effect) to acquire any or all shares of Company Stock held by the Trust (an "Offer"), the discretion or authority to sell, exchange or transfer any of such shares shall be determined in accordance with the following rules:

                  (a) The Trustees shall have no discretion or authority to sell, exchange or transfer any of such shares pursuant to such Offer except to the extent, and only to the extent, that the Trustees are timely directed to do so in writing by each Participant with respect to any such shares that are allocated to such Participant's Accounts. Upon timely receipt of such instructions, the Trustees shall, subject to the provisions of (c) and (l) of this Section, exchange or transfer pursuant to such Offer, only such shares as to which instructions were given. The Trustees shall use their best efforts to communicate or cause to be communicated to each Participant the consequences of any failure to provide timely instructions to the Trustees. In the event, under the terms of an Offer or otherwise, any shares of Company Stock tendered for sale, exchange or transfer pursuant to such Offer may be withdrawn from such Offer, the Trustees shall follow such instructions respecting the withdrawal of such shares from such Offer in the same manner and the same proportion as is timely received by the Trustees from the Participants entitled under this subsection (a) to give instructions as to the sale, exchange or transfer of securities pursuant to such Offer.

                  (b) In the event that an Offer for fewer than all of the shares of Company Stock held by the Trustees in the Trust is received by the Trustees, each Participant shall be entitled to direct the Trustees as to the acceptance or rejection of such Offer (as provided by subsection (a) above) with respect to the largest portion of such Company

         Stock as may be possible given the total number or amount of shares of Company Stock the Plan may sell, exchange or transfer pursuant to the Offer based upon the instructions received by the Trustees from all Participants who timely instruct the Trustees pursuant to this subsection to sell, exchange or transfer such shares pursuant to such Offer, each on a pro rata basis in accordance with the maximum number of shares each such Participant would have been permitted to direct under subsection (a) had the Offer been for all shares of Company Stock held in the Trust.

                  (c) In the event an Offer is received by the Trustees and prior to termination of such Offer, another Offer is received by the Trustees for the shares subject to the first Offer, the Trustees shall use their best efforts under the circumstances to solicit instructions from the Participants (i) with respect to shares tendered for sale, exchange or transfer pursuant to the first Offer, whether to withdraw such tender, if possible, and, if withdrawn, whether to tender any shares so withdrawn for sale, exchange or transfer pursuant to the second Offer and (ii) with respect to shares not tendered for sale, exchange or transfer pursuant to the first Offer, whether to tender or not to tender such shares for sale, exchange or transfer pursuant to the second Offer. The Trustees shall follow all such instructions received in a timely manner from Participants in the same manner and in the same proportion as provided in subsection (a) above. With respect to any further Offer for any Company Stock received by the Trustees and subject to any earlier Offer (including successive Offers from one or more existing offerors), the Trustees shall act in the same manner as described above.

                  (d) With respect to any Offer received by the Trustees, the Trustees shall distribute, at the Company's expense, copies of all relevant material including but not limited to material filed with the Securities and Exchange Commission with such Offer or regarding such Offer, and shall seek confidential written instructions from each Participant who is entitled to respond to such Offer. The identities of Participants and the amount of Company Stock allocated to their Accounts shall be determined from the list of Participants delivered to the Trustees by the Company which shall take all reasonable steps necessary to provide the Trustees with the latest possible information.

                  (e) The Trustees shall distribute and/or make available to each Participant who is entitled to respond to an Offer an instruction form to be used by each such Participant who wishes to instruct the Trustees. The instruction form shall state that (i) if the Participant fails to return an instruction form to the Trustees by the indicated deadline, the Company Stock with respect to which he is entitled to give instructions will not be sold, exchanged or transferred pursuant to such Offer, (ii) the Participant will be a named fiduciary (as described in subsection (j) below) with respect to all shares for which he is entitled to give instructions, and (iii) the Company acknowledges and agrees to honor the confidentiality of the Participant's instructions to the Trustees.

                  (f) Each Participant may choose to instruct the Trustees in one of the following two ways: (i) not to sell, exchange or transfer any shares of Company Stock for which he is entitled to give 'instructions, or (ii) to sell, exchange or transfer some or all

         Company Stock for which he is entitled to give instructions. The Trustees shall follow up with additional mailings and postings of bulletins, as reasonable under the time constraints then prevailing, to obtain instructions from Participants not otherwise responding to such requests for instructions. Subject to subsection (c), the Trustees shall then sell, exchange or transfer shares according to instructions from Participants, except that Company Stock for which no instructions are received shall not be sold, exchanged or transferred.

                  (g) The Company shall furnish former Participants who have received distributions of Company Stock so recently as to not be shareholders of record with the information given to Participants pursuant to subsections (d), (e) and (f) of this Section. The Trustees are hereby authorized to sell, exchange or transfer pursuant to an Offer any such Company Stock in accordance with appropriate instructions from such former Participants.

                  (h) The Trustees shall not express any opinion or give any advice or recommendation to any Participant concerning the Offer, nor shall they have any authority or responsibility to do so. The Trustees shall have no duty to monitor or police the party making the Offer.

                  (i) The Trustees shall not reveal or release a Participant's instructions to the Company, its officers, directors, employees, or representatives. If some but not all Company Stock held by the Trust is sold, exchanged, or transferred pursuant to an Offer, the Company, with the Trustees' cooperation, shall take such action as is necessary to maintain the confidentiality of Participants' records including without limitation, establishment of a security system and procedures which restrict access to Participant records and retention of an independent agent to maintain such records. If an independent record keeping agent is retained, such agent must agree, as a condition of its retention by the Company, not to disclose the composition of any Participant Accounts to the Company, its officers, directors, employees, or representatives.

                  (j) Each Participant shall be a named fiduciary (as that term is defined in section 402(a)(2) of ERISA) with respect to Company Stock allocated to his Accounts under the Plan solely for purposes of exercising the rights of a shareholder with respect to an Offer pursuant to this Section 15.01 and voting rights pursuant to Section 15.02.

                  (k) The Trustees shall have the discretion or authority to sell, exchange or transfer shares pursuant to an Offer to the extent, and only to the extent, any such shares are not allocated to Participants' Accounts. In exercising their fiduciary responsibility with respect to such sale, exchange or transfer, the Trustees may delegate their discretion or authority to an independent third party who shall serve as a fiduciary or may seek advice from a third party with respect to exercising their fiduciary responsibility.

                  (l) In the event a court of competent jurisdiction shall issue an opinion or order to the Plan, the Company or the Trustees an opinion or order, which shall, in the opinion of counsel to the Company or the Trustees, invalidate, in all circumstances or in any particular circumstances, any provision or provisions of this Section regarding the determination to be made as to whether or not Company Stock held by the Trustees shall be sold, exchanged or transferred pursuant to an Offer or cause any such provision or provisions to conflict with securities laws, then, upon notice thereof to the Company or the Trustees, as the case may be, such invalid or conflicting provisions of this Section shall be given no further force or effect.

                  15.02 VOTING OF COMPANY STOCK. Notwithstanding any other provision of the Plan. to the contrary, the voting of all Company Stock held in the Trust Fund shall be voted by the Trustees as provided below:

                  (a) If the Company has a registration-type class of securities (as defined in section 409(c)(4) of the Code), then with respect to all corporate matters, each Participant shall be entitled to direct the Trustees as to the voting of all Company Stock allocated and credited to his Accounts. If the Company does not have a registration-type class of securities, then only with respect to such matters as the approval or disapproval of any corporate merger or consolidation, recapitalization, reclassification, liquidation, dissolution, sale of substantially all assets of trade or business, or such similar transactions as may be prescribed in Treasury Regulations, each Participant shall be entitled to direct the Trustees as to the voting of all Company Stock allocated and credited to his Accounts.

                  (b) All Participants entitled to direct such voting shall be notified by the Company, pursuant to its normal communications with shareholders, of each occasion for the exercise of such voting rights within a reasonable time before such rights are to be exercised. Such notification shall include all information distributed to shareholders either by the Company or any other party regarding the exercise of such rights. Such Participants shall be so entitled to direct the voting of fractional shares (or fractional interests in shares), provided, however, that the Trustees may, to the extent possible, vote the combined fractional shares (or fractional interests in shares) so as to reflect the aggregate direction of all Participants giving directions with respect to fractional shares (or fractional interests in shares).

                  (c) The Trustees shall not express any opinion or give my advice or recommendation to any Participant concerning the voting direction of Company Stock allocated to his Account, nor shall they have any authority or responsibility to do so.

                  (d) The Trustees shall maintain confidentiality with respect to the voting directions of all Participants and shall not reveal or release a Participant's voting directions to the Company, its officers, directors, employees, or representatives. The Company, with the Trustees' cooperation, may take such action as is necessary to maintain the confidentiality of Participants' records including without limitation, establishment of a security system and procedures which restrict access to Participant records and retention of an independent agent to maintain such records. If an independent record keeping agent is retained, such agent must agree, as a condition of its retention by the Company, not to disclose the voting directions of any Participant to the Company, its officers, directors, employees, or representatives.

                  (e) Each Participant shall be a named fiduciary (as that term is defined section 402(a)(2) of ERISA) with respect to Company Stock for which he has the right to direct the voting under the Plan but solely for the purpose of exercising voting rights pursuant to this
         Section 15.02 or Offers pursuant to Section 15.01.

                  (f) The Trustees shall have the discretion or authority to exercise any voting rights of any Company Stock to the extent, and only to the extent, any such Company Stock is not allocated to Participants' Accounts or a Participant fails to direct the Trustees as to the exercise of voting rights arising under any Company Stock credited to his Accounts. In exercising their fiduciary responsibility with respect to voting, the Trustees may delegate their discretion or authority to an independent third party who shall serve as a fiduciary or may seek advice from a third party with respect to their fiduciary responsibility.

                  (g) In the event a court of competent jurisdiction shall issue an opinion or order to the Plan, the Company or the Trustees, which shall, in the opinion of counsel to the Company or the Trustees, invalidate, in all circumstances or in any particular circumstances, any provision or provisions of this Section regarding the manner in which Company Stock held in the Trust shall be voted or cause any such provision or provisions to conflict with ERISA, then, upon notice thereof to the Company or the Trustees, as the case may be, such invalid or conflicting provisions of this Section shall be given no further force or effect.

                  15.03 STOCK RIGHTS, WARRANTS OR OPTIONS. In the event any rights, warrants, or options are issued on Company Stock allocated to Participants' Accounts, the Trustees shall exercise them or sell them as directed by the Participant. With respect to any rights, warrants, or options issued on Company Stock not allocated to Participants' Accounts, the Trustees shall have the discretion or authority to exercise them for the acquisition of additional Company Stock to the extent that cash is then available in the Trust Fund or to sell them. Any Company Stock acquired in this fashion shall be treated as Company Stock purchased by the Trustees for the net price paid and shall be allocated in the same manner as the funds used to purchase the Company Stock were or would be allocated under the provisions of the Plan and any' proceeds from the sale of any right, warrant, or option shall be allocated in accordance with the source of the Company Stock with respect to which the rights, warrants, or options were issued.

                  15.04 SECURITIES LAW LIMITATION. The Trustees shall not be required to engage in any transaction, including without limitation, directing the purchase or sale of Company Stock or permitting contributions or withdrawals, which they determine in their


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         sole discretion might tend to subject the Trustees, the Plan, the
         Company, or any Participant or Beneficiary to a liability under federal or state securities laws.

10.      The effective date of this First Amendment shall be January 1, 1998.


Executed this 11th day of March, 1998 at San Francisco, California.

Employer:  Sutro & Co., Incorporated


By: /s/ JOHN LUIKART
    -------------------------------------
    President and Chief Executive Officer


Trustees:


____________________________________


____________________________________


____________________________________







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
                           CERTIFICATION BY SECRETARY
                                       OF
                           SUTRO & CO., INCORPORATED

         I hereby certify that I am the duly elected, qualified and acting secretary of the Sutro & Co., Incorporated ("Company") and that John Luikart, who is President and Chief Executive Officer of the Company is authorized to act on behalf of the Company to make amendments to the Profit-Sharing Retirement Plan and Trust for Employees of Sutro & Co., Incorporated.

Dated: March 11, 1998




                                             By: /s/ MARY JANE DELANEY
                                                 ---------------------
                                                 Secretary




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